SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Callaway Golf Company

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April 21, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Tuesday, June 6, 2006, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, commencing at 10:00 a.m. (PDT). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

At the meeting, your Board of Directors will ask shareholders to elect seven directors, approve the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan, and ratify the appointment of the Company’s independent registered public accounting firm. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the nominees and “FOR” approval of each of the proposals.

It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to return a proxy as promptly as possible either by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by telephone, or through the Internet in accordance with the enclosed instructions.

Sincerely,

George Fellows
President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: June 6, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Callaway Golf Company, a Delaware corporation, (the “Company”) is scheduled to be held at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, commencing at 10:00 a.m. (PDT), on Tuesday, June 6, 2006, to consider and vote upon the following matters described in this notice and the accompanying Proxy Statement:

1.	To elect seven directors to the Company’s Board of Directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and qualified;

2.	To approve the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has nominated the following seven individuals to stand for election to the Board of Directors at the Annual Meeting: George Fellows, Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley. All seven are currently members of the Company’s Board of Directors. For more information concerning these individuals, please see the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 7, 2006 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 75,680,803 shares of common stock were issued and outstanding. In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or represented by proxy.

TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY TELEPHONE, OR THROUGH THE INTERNET IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

Steven C. McCracken
Secretary

Carlsbad, California

April 21, 2006

PROXY STATEMENT

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: June 6, 2006

GENERAL INFORMATION

Purpose

This Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about April 28, 2006 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company” or “Callaway Golf”). The proxies are for use at the 2006 Annual Meeting of Shareholders of the Company, which will be held on Tuesday, June 6, 2006, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, commencing at 10:00 a.m. (PDT), and at any meetings held upon adjournment thereof (the “Annual Meeting”). The record date for the Annual Meeting is the close of business on April 7, 2006 (the “Record Date”). Only holders of record of the Company’s common stock, $.01 par value, (the “Common Stock”) on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Quorum and Voting

Whether or not you plan to attend the Annual Meeting in person, please return a proxy indicating how you wish your shares to be voted as promptly as possible. You may return a proxy either by signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided, or by telephone or through the Internet. Please follow the enclosed instructions. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use either by filing with the Secretary of the Company a written instrument revoking it, or by returning (by mail, telephone or Internet) another later-dated proxy, or by attending the Annual Meeting and voting in person. If you sign and return your proxy but do not indicate how you want to vote your shares for each proposal, then for any proposal for which you do not so indicate, your shares will be voted at the Annual Meeting in accordance with the recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for election as director as set forth in this Proxy Statement, “FOR” approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan, and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. By returning the proxy (either by mail, telephone or Internet), unless you notify the Secretary of the Company in writing to the contrary, you are also authorizing the proxies to vote with regard to any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Company does not currently know of any such other matter. If there were any such additional matters, the proxies would vote your shares in accordance with the recommendation of the Board of Directors.

At the Record Date, there were 75,680,803 shares of the Company’s Common Stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). Abstentions may be specified for all proposals except the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. The election of directors (Proposal #1) and ratification of the appointment of independent registered public accounting firm (Proposal #3) being voted upon at the Annual Meeting are considered routine and brokers may generally vote on such proposals in their discretion if they do not receive instructions from the beneficial owners. The approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan (Proposal #2) is considered to be non-routine and brokers may not vote on such proposal if they do not receive instructions from the beneficial owners.

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. The seven nominees for director receiving the highest number of votes at the Annual Meeting will be elected. A return of a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the proxies to vote shares cumulatively for one or more nominees so as to elect the maximum number of directors recommended by the Board of Directors.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in the name of such bank or broker or other third party, and will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of Mellon Investor Services LLC to assist in the solicitation of proxies for a base fee of approximately $8,000, plus out-of-pocket expenses.

Householding

With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company’s shareholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one annual proxy statement will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report or annual proxy statement in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-542-1061. In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the annual report or annual proxy statement for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the annual report or annual proxy statement, then such shareholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company as follows: Callaway Golf Company, ATTN: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771.

Other Matters

The main purpose of the Annual Meeting of Shareholders is to conduct the business described in this Proxy Statement. On some occasions in the past, the Company has chosen to expand the scope of the meeting to include presentations on portions of the Company’s business and to conduct a question and answer session with the Company’s leadership. At the upcoming Annual Meeting, it is the Company’s intention to have a brief presentation by the Chief Executive Officer after the completion of all business, followed by a short question and answer period. Limited beverage and light food service will also be provided. Due to legal and practical constraints, including regulations regarding the selective disclosure of material information, and consistent with the fact that the main purpose of the Annual Meeting is to conduct the necessary business of the Company, a significant, substantive presentation on the Company’s current or expected performance is not planned.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Introduction

Corporate governance is the system by which business corporations ensure that they are managed ethically and in the best interests of the Company’s shareholders. The Company is committed to maintaining high standards of corporate governance. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance.

One of the most important aspects of corporate governance is the election of a Board of Directors to oversee the operation of the business and affairs of the Company. The Company’s Bylaws provide that the Company’s directors shall be elected at each annual meeting of shareholders. As a result, as discussed below, the first proposal the shareholders will be asked to vote upon at the Annual Meeting is the election of seven directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and qualified.

In today’s business environment, the selection of a qualified independent auditor has become a key aspect of corporate governance. This year the Board of Directors has asked that shareholders ratify the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Proposal No. 1 — Election of Directors

Independence. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not an employee of the Company and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law, regulation or listing standard of the New York Stock Exchange. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to an organization with which the director is affiliated. Compliance with these independence standards is reviewed at least annually. The Board currently consists of six independent directors and two non-independent directors — George Fellows, the Company’s President and Chief Executive Officer, and William C. Baker, the Company’s former Chairman and interim Chief Executive Officer.

The Board determined that Mr. Rosenfield was not an independent director during the time Mr. Baker served as interim Chief Executive Officer (August 2004 to August 2005) due to Mr. Baker’s service on the compensation committee of California Pizza Kitchen, Inc., where Mr. Rosenfield is co-chief executive officer. Upon Mr. Baker’s resignation as interim Chief Executive Officer in August 2005, the Board determined that Mr. Rosenfield regained his status as an independent director. Mr. Baker remains a director of the Company but is not deemed to be an independent director due to his service as interim Chief Executive Officer, and he will not be standing for re-election to the Board at the Annual Meeting.

Nominees for Election. The Board of Directors has nominated seven of the Company’s eight current directors to stand for election at the Annual Meeting to serve until the 2007 annual meeting of shareholders and until their respective successors are elected and qualified. Mr. Baker, the eighth current director, will retire upon expiration of his term this year. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

The nominees for election as directors at the Annual Meeting are set forth below:

Name	Positions with the Company	Director Since
George Fellows	President and Chief Executive Officer	2005
Ronald S. Beard	Chairman of the Board and Lead Independent Director	2001
Samuel H. Armacost	Director	2003
John C. Cushman, III	Director	2003
Yotaro Kobayashi	Director	1998
Richard L. Rosenfield	Director	1994
Anthony S. Thornley	Director	2004

Biographical Information of Nominees. Set forth below is certain biographical information about each of the nominees:

George Fellows. Mr. Fellows, 63, is President and Chief Executive Officer of the Company as well as one of its Directors. He has served in such capacities since August 2005. Prior to joining the Company, during the period 2000 through July 2005, he served as President and Chief Executive Officer of GF Consulting, a management consulting firm, and served as Senior Advisor to Investcorp International, Inc. and J.P. Morgan Partners, LLC. Previously, Mr. Fellows was a member of senior management of Revlon, Inc. from 1993 to 1999, including his term as President commencing 1995 and Chief Executive Officer commencing 1997. He is a member of the board of directors of VF Corporation (one of the world’s largest global apparel companies). Mr. Fellows graduated in 1964 with a B.S. degree from City College of New York, received an MBA from Columbia University in 1966, and completed the Advanced Management Program at Harvard in 1981.

Ronald S. Beard. Mr. Beard, 67, has served as a Director of the Company since June 2001, held the position of Lead Independent Director since August 2002 and was appointed Chairman in August 2005. He is Chair of the Nominating and Corporate Governance Committee. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former Partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as the Company’s general outside counsel from 1998 until he joined the Board of Directors. Mr. Beard also serves as a Director of Document Sciences Corporation and Javo Beverage Company. He received his law degree in 1964 from Yale Law School.

Samuel H. Armacost. Mr. Armacost, 67, has served as a Director of the Company since April 2003 and is Chair of the Compensation and Management Succession Committee. He is Chairman of SRI International (formerly Stanford Research Institute). Mr. Armacost joined SRI International in 1998. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. Prior to that he was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Currently, Mr. Armacost serves as a member of the Board of Directors of ChevronTexaco Corporation, Exponent, Inc., Del Monte Foods Company and Franklin Resources, Inc. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

John C. Cushman, III. Mr. Cushman, 65, has served as a Director of the Company since April 2003. He has been Chairman of Cushman & Wakefield, Inc. since it merged with Cushman Realty Corporation in 2001, which he co-founded in 1978. Mr. Cushman also serves as Director and Chief Executive Officer of Cushman Winery Corporation, which is the owner of Zaca Mesa Winery, and which he co-founded in 1972. He began his career with Cushman & Wakefield, Inc., a commercial real estate firm, from 1963 to 1978. Currently, Mr. Cushman also serves on the boards of D.A. Cushman Realty Corporation and Inglewood Park Cemetery. Mr. Cushman is a graduate of Colgate University (1963) and he completed the Advanced Management Program at Harvard University.

Yotaro Kobayashi. Mr. Kobayashi, 72, has served as a Director of the Company since June 1998. He is Chief Corporate Advisor of Fuji Xerox Co., Ltd. Mr. Kobayashi joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. He served as Chairman of the Board from 1999 through March 2006. Mr. Kobayashi is also a Director of Sony Corporation, Nippon Telegraph and Telephone Corporation (NTT) and the American Productivity and Quality Center. He holds positions as Chairman of The Aspen Institute Japan, Pacific Asia Chairman of the Trilateral Commission, and Chairman of the International University of Japan as well as Life-Time Trustee of Keizai Doyukai. He also is on the Advisory Board of the Council on Foreign Relations and is an Advisory Council Member for Stanford University’s Institute of International Studies. In addition, Mr. Kobayashi serves on the Board of Trustees of Keio University. He is a 1956 graduate of Keio University and received his MBA from The Wharton School in 1958.

Richard L. Rosenfield. Mr. Rosenfield, 60, has served as a Director of the Company since April 1994. He is the Chair of the Executive Committee. He is co-founder, co-Chairman, co-President and co-Chief Executive Officer of California Pizza Kitchen, Inc., a gourmet pizza restaurant chain founded in 1985. In 2002, Mr. Rosenfield co-founded and served as co-President of LA Food Show, Inc., which is now owned by California Pizza Kitchen, Inc. From 1973 to 1985, Mr. Rosenfield was a principal and partner of the law firm of Flax & Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, Mr. Rosenfield served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.

Anthony S. Thornley. Mr. Thornley, 59, has served as a Director of the Company since April 2004. He is the Chair and Designated “Financial Expert” of the Audit Committee. From February 2002 to July 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer since 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley received his degree in chemistry from Manchester University, England, and is qualified as a chartered accountant.

Vote Required. Assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the Annual Meeting will be elected as directors. You may vote “for” or “withhold” your vote with respect to the election of any or all of the nominees.

Majority Vote Policy. The Company’s Corporate Governance Guidelines set forth the Company’s procedure regarding a director who is elected but receives a majority of “withheld” votes. In an uncontested election of directors, any nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to submit in writing an offer to resign. The Nominating and Corporate Governance Committee would consider, among other things, the reasons for the Majority Withheld Vote and make a recommendation to the full Board whether or not to accept the resignation offer. The Board would consider the recommendation, determine whether or not to accept the resignation offer and disclose the basis for its determination. Full details of this procedure are set out in the Company’s Corporate Governance Guidelines, posted on its website at www.callawaygolf.com under Investor Relations — Corporate Governance.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Committees of the Board of Directors

The Board of Directors currently has five standing committees. They are the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Finance Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for each of the Committees. A copy of each of the charters is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of such charters. Any such requests may be made by contacting the Company’s Investor Relations Department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, CA 92008. More detailed information about each committee is set forth below.

Audit Committee. The Audit Committee currently consists of Messrs. Thornley (Chair), Beard and Armacost. The Board of Directors has determined that each member of the Company’s Audit Committee is independent within the meaning of Item 7(d)(3)(iv)(A)(1) of Schedule 14A under the Securities Exchange Act of 1934 and the applicable listing standards of the New York Stock Exchange. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise within the meaning of the rules of the New York Stock Exchange. In addition, the Board of Directors has determined that at least one member of the Audit Committee qualifies as an Audit Committee Financial Expert as defined by Item 401(h)(2) of Regulation S-K. The Board of Directors has designated Anthony S. Thornley as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other members of the Audit Committee make them well qualified to serve on the Company’s Audit Committee. Shareholders should understand that Mr. Thornley’s designation as an Audit Committee Financial Expert is a Securities and Exchange Commission disclosure requirement, and it does not impose on Mr. Thornley any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The Audit Committee is responsible for representing the Board of Directors in discharging its oversight responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, as well as oversight of the Company’s internal audit function. The Audit Committee also has oversight responsibility with regard to the Company’s legal and regulatory matters and has sole authority for all matters relating to the Company’s independent registered public accounting firm, including the appointment, compensation, evaluation, retention and termination of such firm. A copy of the Audit Committee Charter is set forth as Exhibit A to this Proxy Statement.

Compensation and Management Succession Committee. The Compensation and Management Succession Committee currently consists of Messrs. Armacost (Chair), Beard, Cushman and Thornley. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for discharging the responsibilities of the Board relating to compensation of the Company’s executives and for assisting the Board with management succession issues and planning. The Committee is also responsible for reviewing the performance of the Company’s Chief Executive Officer and for setting the compensation of the Chief Executive Officer and the Company’s other executive officers.

Executive Committee. The Executive Committee currently consists of Messrs. Rosenfield (Chair), Baker, Beard and Cushman. As disclosed above, Messrs. Rosenfield, Beard and Cushman are all currently deemed to be independent directors as determined under the independence standards described above, including the NYSE listing standards, and Mr. Baker is deemed to be a non-independent director. There is no requirement that the Company have an executive committee or that the members of the committee be independent. The Charter of the Executive Committee provides that a majority of the members be non-management directors. The Committee is responsible for assisting the Board of Directors in discharging its duties to the Company and to the Company’s shareholders. The Committee performs such tasks as the Board of Directors delegates to it from time to time. This Committee did not meet in 2005.

Finance Committee. The Finance Committee currently consists of Messrs. Baker (Chair), Armacost, Beard and Cushman. Other than Mr. Baker, each of the members of this Committee is an independent director as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for assisting the Board as needed with the Company’s finance matters, including the

Company’s strategic business objectives and initiatives, financial performance, budget, credit facilities, capital structure, investments and banking relationships. During 2005, the duties of the Committee were largely assumed by the Audit Committee and by the Board as a whole. As a result, the Finance Committee met only once.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Beard (Chair), Armacost, Cushman, Kobayashi, Rosenfield and Thornley. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee has responsibility for identifying and recommending to the Board individuals who are qualified to serve on the Board of Directors and has responsibility for making recommendations as to the candidates who should stand for election at each annual meeting of shareholders. The Committee also has responsibility for oversight of the Company’s corporate governance practices, including the Company’s Corporate Governance Guidelines, and evaluation of the effectiveness of the Board and Board Committees.

The Committee believes that the continuing service of qualified incumbents promotes stability and continuity among the Board of Directors and contributes to the Board’s ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Committee first considers the Company’s incumbent directors who desire to continue their service on the Board. The Committee will generally recommend to the Board an incumbent director for reelection if the Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described below, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why in the Committee’s view the incumbent director should not be reelected.

If a vacancy becomes available on the Board of Directors as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase the size of the Board, the Committee will proceed to identify candidates who meet the threshold criteria described below. The Committee may use a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. Once a candidate has been identified, the Committee evaluates whether the candidate has the appropriate skills and characteristics to become a director and whether the candidate satisfies the following threshold criteria: (i) a candidate should exhibit very high personal and professional ethics, integrity and values; (ii) a candidate should not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) a candidate should be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) a candidate should be able to devote adequate time to his or her service as a director. Candidates are also evaluated based upon their independence, education and relevant business and industry experience. These factors, and others, are considered by the Nominating and Corporate Governance Committee in the context of the Board as a whole and in light of the Board’s needs at a particular time.

If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Company’s Board of Directors, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee c/o the Company’s Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will review properly submitted shareholder candidates in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board of Directors at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described at “Shareholder Proposals” in this Proxy Statement.

Ad Hoc Committees. The Board of Directors also forms from time to time ad hoc committees. In 2005, the Board formed an ad hoc Special Committee to assist it with evaluating strategic alternatives.

Lead Independent Director

The Board also appoints a Lead Independent Director. Ronald S. Beard is currently the designated Lead Independent Director and he has served in that role since August 2002. The Lead Independent Director coordinates the activities of the independent directors and serves as a liaison between the Chief Executive Officer and the independent directors. The Lead Independent Director also presides at the executive sessions (without management) of the independent directors. A copy of the Charter for the Lead Independent Director position is available at the corporate governance section of the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance.

Meetings

During 2005, the Company’s Board of Directors met 5 times and the independent directors met in executive session at 4 of those meetings; the Audit Committee met 12 times; the Compensation and Management Succession Committee met 9 times; the Finance Committee met 1 time (as during 2005, the duties of the Finance Committee were largely assumed by the Audit Committee and by the Board as a whole); the Nominating and Corporate Governance Committee met 2 times; and the Executive Committee did not have a need to hold any meetings. In addition to meetings, the members of the Board of Directors and its committees sometimes take action by written consent in lieu of a meeting, which is permitted, or discuss Company business without calling a formal meeting. During 2005, all of the Company’s current directors attended in excess of 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served, except for Mr. Baker who attended 71% of such meetings. All of the Board members standing for re-election are expected to attend the annual meetings of shareholders and all directors attended the 2005 shareholders’ meeting.

Director Compensation

During 2005, directors who are not employees of the Company received $30,000 per year in base cash compensation, plus reimbursement of expenses, for serving on the Board of Directors. Non-employee directors also received additional cash compensation in the amount of $1,000 per day for each Board and committee meeting attended as a regular member. The Chair of each committee received an additional $300 per day per committee meeting for which the director served as Chair. The Lead Independent Director and the Chair of the Audit Committee received an additional retainer at the annual rate of $30,000 and $10,000, respectively, in recognition of the significant amount of time they are required to spend on Company business between meetings.

On March 9, 2006, after engaging a nationally recognized, independent compensation consulting firm to conduct a comprehensive review of director compensation, and upon the recommendation of the Compensation and Management Succession Committee, the Board adopted changes to the Company’s current compensation program for directors (which changes became effective April 1, 2006). The new director compensation program increased the annual base cash compensation for non-employee directors from $30,000 to $45,000 and increased the amount paid per day for each Board and committee meeting attended from $1,000 to $1,500. The committee Chairs will continue to receive an additional $300 per day for each committee meeting attended. The Chair of the Compensation and Management Succession Committee will be paid an additional $5,000 annual retainer. The additional annual retainers for the Lead Independent Director and the Chair of the Audit Committee, in the amount of $30,000 and $10,000, respectively, will remain unchanged.

During 2005, the non-employee directors participated in the Callaway Golf Company 2001 Non-Employee Directors Stock Option Plan (the “2001 Plan”), which was approved by the shareholders at the Company’s 2000 annual meeting. Pursuant to the 2001 Plan, a non-employee director is automatically granted upon his or her initial election or appointment to the Board an option to purchase 20,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of election or appointment. Thereafter, on each anniversary of a director’s election or appointment, each non-employee director who was expected to continue to serve as such for at least another year received an additional option to purchase 6,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Initial options vested 50% upon the first anniversary of a director’s initial election or appointment and 50% upon the second anniversary. Additional options vested 100% after two years from the date of grant, subject to certain conditions, including continuous service on the Board. Subject to certain anti-dilution adjustments, a maximum of 500,000 shares were approved for issuance upon the exercise of stock options granted under the 2001 Plan. At this year’s Annual Meeting, the Company is seeking shareholder approval of an amendment and restatement to the 2001 Plan, which would be renamed the “Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan” (the “Amended and Restated 2001 Plan”). The Amended and Restated 2001 Plan would also permit the Company to grant to directors restricted stock or restricted stock unit awards. The Amended and Restated 2001 Plan is described more fully in the proxy statement under “Proposal No. 2 — Approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan.”

The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s products whenever they play golf. To assist the directors in complying with this policy, non-employee directors are entitled to receive golf club products of the Company, free of charge, for their own personal use and the use of immediate family members. The directors also receive other products (e.g., golf balls and accessories) and benefits (e.g., the right to participate in the Company’s deferred compensation plan) that are not material in amount.

Communications with the Board

Shareholders and other interested parties may contact the Company’s Lead Independent Director or the non-management directors as a group by email at: Non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Corporate Secretary’s office will review all incoming communications and will filter out solicitations and junk mail. All legitimate communications will be forwarded to the Lead Independent Director for distribution to the other non-management directors or for handling as appropriate.

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted and published on its website its Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and for reporting and making recommendations to the Board concerning these guidelines. The Corporate Governance Guidelines cover, among other things, board composition and director qualification standards, responsibilities of the Board of Directors, Board compensation, committees of the Board of Directors and other corporate governance matters.

The Board of Directors has also adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company’s Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of, or amendments to, any provision of the Code of Conduct that applies to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

Both the Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance and Corporate Overview. Upon request, the Company will provide to any person without charge a copy of the Company’s Corporate Governance Guidelines or Code of Conduct. Any such requests may be made by contacting the Company’s Investor Relations department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, California 92008.

REPORT OF THE AUDIT COMMITTEE

The duties and responsibilities of the Audit Committee are set forth in its written charter. In summary, they are:

•	Review and discuss with the outside auditors the scope and results of the annual audit and any reports with respect to interim periods.

•	Review and discuss with management and the outside auditors the annual and quarterly financial statements of the Company, including any significant financial reporting issues and judgments, the effects of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements, disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in reports filed with the Securities and Exchange Commission, and any major issues regarding the Company’s accounting principles and financial statements.

•	Review and discuss the Company’s policies with respect to earnings releases and other disclosures of financial information and/or guidance.

•	Responsibility and sole authority for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention and termination.

•	Approval of all services to be performed by the outside auditors, including pre-approval of any permissible non-audit services.

•	Recommend to the Board, based on its review and discussions with management and the outside auditors, whether the financial statements should be included in the Annual Report on Form 10-K.

•	Review and consider the independence of the outside auditors.

•	Obtain and review a report by the outside auditors on their internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review.

•	Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program, and the adequacy and effectiveness of internal controls.

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review material pending legal proceedings and material contingent liabilities.

•	Review and discuss the Company’s policies with respect to risk assessment and risk management, and oversee the Company’s legal and regulatory compliance programs, code of conduct, and conflict of interest policies.

•	Establish procedures for handling complaints about accounting, internal controls and audit matters.

•	Evaluate annually the performance of the Audit Committee and the adequacy of its charter.

In addition to its charter, the Audit Committee has also adopted (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent auditors; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters and the confidential submission by employees regarding any accounting or auditing concerns; (iii) a policy governing the preapproval of audit and non-audit fees and services to be performed by the Company’s independent auditors; and (iv) a written policy requiring management to report to the Committee transactions with the Company’s officers or certain other parties.

In general, the Audit Committee represents the Board of Directors in discharging its general oversight responsibilities for the Company and its subsidiaries in the areas of accounting, auditing, financial reporting, risk assessment and management, and internal controls. Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process and for providing advice, counsel and direction to management and the Company’s independent auditors on such matters based upon the information it receives, its discussions with management and the independent auditors and the experience of the Audit Committee members in business, financial and accounting matters.

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to the reliability of the Company’s financial reporting. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During 2005, the Audit Committee met formally 12 times. Messrs. Armacost, Beard, and Thornley served on the Committee throughout 2005. Mr. Beard served as Chair of the Committee until May 2005, when Mr. Thornley was appointed as Chair. The Board has determined that throughout 2005 all members of the Audit Committee met the independence requirements of the New York Stock Exchange during the time they served on the Committee, and that all members of the Audit Committee were financially literate and had accounting or related financial management expertise within the meaning of the NYSE listing standards. In addition, the Audit Committee has designated Mr. Thornley as the Audit Committee Financial Expert. Shareholders should understand that this designation is a Securities and Exchange Commission disclosure requirement, and does not impose on Mr. Thornley any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of him or any other member of the Audit Committee or the Board.

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent auditors for 2005. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2005. The Audit Committee discussed with Deloitte the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including (a) the Company’s significant accounting policies and their application, (b) the reasonableness of management’s accounting estimates and judgments used in the preparation of the Company’s financial statements and (c) the quality of the Company’s accounting procedures and practices.

In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Although such letter is only required annually, as a matter of procedure the Audit Committee requests that the Company’s independent auditors provide such letter quarterly. The Audit Committee actively engaged in a dialogue with the independent auditors with respect to any disclosed relationships or services that might impact the auditors’ objectivity and independence.

In accordance with the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission, it is the Audit Committee’s policy that all non-audit services to be performed by the Company’s independent auditors must be preapproved by the Audit Committee. The Audit Committee approves the use of the Company’s auditors to perform non-audit services only in limited circumstances and the non-audit services that have been approved in the past generally have been audit-related services and tax-related services as are permitted under the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange

Commission. The only non-audit services approved by the Audit Committee and performed by Deloitte during 2005 were for the audit of the Company’s 401(k) Retirement Investment Plan as described in the proxy statement under “Information Concerning Independent Registered Public Accounting Firm — Fees of Independent Registered Public Accounting Firm.” Total fees paid for such non-audit services were $23,000, or 1.4% of the total amount paid by the Company to its independent outside auditors in 2005. In approving these non-audit services, the Audit Committee considered whether the auditors’ provision of such services during 2005 was compatible with maintaining the auditors’ independence and concluded that it was.

During the course of 2005, the principal internal auditor and management completed its second year of documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Committee received periodic updates provided by the principal internal auditor, management and Deloitte at each regularly scheduled Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Committee regarding the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Anthony S. Thornley (Chair)
Ronald S. Beard
Samuel H. Armacost

The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

INFORMATION CONCERNING THE AMENDED AND RESTATED

2001 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

Proposal No. 2 — Approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan

General Information

The Callaway Golf Company 2001 Non-Employee Directors Stock Option Plan (the “2001 Plan”) was previously approved by the Company’s shareholders effective January 1, 2001. The 2001 Plan is designed to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain highly qualified independent directors (referred to as “non-employee directors” or “outside directors”) and to align their interests with the interests of shareholders. However, stock options were designated as the exclusive vehicle for providing such interests pursuant to the 2001 Plan. A total of 500,000 shares of Common Stock was authorized under the 2001 Plan for issuance upon the exercise of stock options granted under the 2001 Plan. As of the date of this proxy statement, there are 282,000 shares available for grant under the 2001 Plan. The Company is not seeking approval of any additional shares, but wishes to provide alternatives to stock options under the 2001 Plan.

As discussed above, the Compensation and Management Succession Committee of the Board of Directors engaged a nationally recognized, independent compensation consulting firm to conduct a comprehensive review of director compensation, including a review of market practices and recommended best practices. Based on that review, and consistent with emerging practices of using restricted stock and restricted stock units for the equity portion of director compensation, the Board of Directors desires to amend the 2001 Plan to permit awards of restricted stock and restricted stock units. At the upcoming Annual Meeting, the Company is therefore seeking shareholder approval of an Amendment and Restatement of the 2001 Plan (the “Amended and Restated 2001 Plan”) that would (among other changes) change the name of the 2001 Plan to the “Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan,” authorize the grant of restricted stock and restricted stock units (each as defined below), and allow the Board greater flexibility in setting the terms and conditions of awards under the Amended and Restated 2001 Plan. The Company believes that these changes would update its director compensation practices to make them consistent with emerging practices and trends and would provide the flexibility to better align the non-employee directors’ interests with the interests of the Company’s shareholders.

Under the existing 2001 Plan, all non-employee directors are eligible to receive an initial grant of an option (an “Initial Option”) to purchase up to 20,000 shares of the Company’s Common Stock at an exercise price per share equal to the fair market value of the Company’s Common Stock on the date of his or her election to the Board. Initial Options vest 50% per year over two years, provided that the director remains on the Company’s Board. In addition, upon a director’s re-election to the Board at each annual meeting of shareholders, the director is automatically granted an additional option (an “Additional Option”) to purchase up to 6,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Additional Options vest 100% on the second anniversary of the grant date, subject to certain conditions, including continued service.

The Amended and Restated 2001 Plan would maintain the general format of initial and annual awards for non-employee directors, but with the following changes. First, both the initial and annual awards would consist of options, restricted stock, and/or restricted stock units (or any combination of each) as determined by the Board in its discretion. Initial awards would be made on the date a director is appointed to the Board, and annual awards would be made upon re-election on the date of each annual meeting of the Company’s shareholders. Second, the Amended and Restated 2001 Plan would set a maximum number of shares that could be issued pursuant to any initial or annual grant; subject to that maximum, the actual number of shares to be issued pursuant to any award would be determined by the Board in its discretion. Third, the terms and provisions relating to the vesting of and other restrictions on awards would be determined by the Board and set forth in individual award agreements.

The Company is not seeking approval of any additional shares for the Plan. The aggregate number of shares authorized under the 2001 Plan (500,000 shares) would remain the same under the Amended and Restated 2001 Plan, if approved. The term of the 2001 Plan (which expires on December 31, 2011) also would remain the same.

All outside directors of the Company would be eligible for awards under the Amended and Restated 2001 Plan. If all of the directors nominated for election are elected at the Annual Meeting, there would be 6 non-employee directors eligible for awards under the Amended and Restated 2001 Plan, if approved. The Amended and Restated 2001 Plan is being submitted to the shareholders for approval in order to comply with New York Stock Exchange regulations.

Summary of Plan

The following summary of the material terms of the Amended and Restated 2001 Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2001 Plan, a copy of which is attached as Exhibit B to this Proxy Statement and incorporated herein by reference. Please refer to Exhibit B for more detailed information.

Purpose. The purpose of the Amended and Restated 2001 Plan is to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain highly qualified non-employee directors.

Administration. The Amended and Restated 2001 Plan is administered by the Company’s Board, or a committee designated by the Board, which, subject to limitations contained in the Amended and Restated 2001 Plan, has the authority to determine whether awards will be comprised of options, restricted stock, restricted stock units, or a combination of the foregoing; the number of shares covered by such options or other awards; and the exercise price of options (provided the exercise price may not be less than the fair market value of the common stock on the date of grant). The Board or designated committee has sole authority to construe the Amended and Restated 2001 Plan, to determine all questions arising under the plan, to adopt and amend such rules and regulations for the administration of the plan as it may deem desirable, and otherwise to carry out the terms of the Amended and Restated 2001 Plan.

Eligible Directors. Each person who is a duly elected or appointed member of the Board, but is not then otherwise an employee of the Company or any of its subsidiaries or affiliates and has not been an employee of the Company or any of its subsidiaries or affiliates since the beginning of the Company’s preceding fiscal year, is eligible to receive awards under the Amended and Restated 2001 Plan (an “Eligible Director,” also referred to at times below as a “participant”).

Annual and Initial Grants. Each Eligible Director will receive an initial award upon first being appointed to serve on the Board. The grant date for initial awards shall be the date upon which such appointment is effective. In addition, each Eligible Director will receive an annual award for each fiscal year in which they are elected to serve on the Board, provided that any director who is first appointed to the Board within three months prior to the Company’s annual meeting of shareholders will not be eligible to receive an annual award upon election at such annual meeting but would be eligible upon election at the following annual meeting of shareholders. The grant date for annual awards is the date on which the annual meeting of the Company’s shareholders takes place.

Common Stock Subject to the Plan; Grant Limit. The shares that may be made subject to awards under the Amended and Restated 2001 Plan are the authorized and unissued shares of the Company’s Common Stock. The maximum aggregate number of shares that may be issued pursuant to all such awards is 500,000 shares, subject to adjustment in the case of certain change in the Company’s capital structure or corporate transactions. The Amended and Restated 2001 Plan continues to draw from the 500,000 shares originally authorized as of January 1, 2001 under the 2001 Plan. The maximum number of shares that may be issued pursuant to any initial grant to an individual Eligible Director is 20,000 shares. The maximum number of shares that may be issued pursuant to any annual grant to an individual Eligible Director is 10,000 shares.

Share Usage. Shares of Common Stock covered by an award are not counted as used unless and until they are actually issued and delivered to an Eligible Director. If an award lapses, expires, terminates or is cancelled prior to the issuance of shares under it or if shares of Common Stock are issued under the Amended and Restated 2001 Plan to an Eligible Director and are thereafter reacquired by the Company, the shares subject to such awards and the reacquired shares will again be available for issuance under the Amended and Restated 2001 Plan. The following items are not counted against the total number of shares available for issuance under the Amended and Restated 2001 Plan: (i) the payment in cash of dividends or dividend equivalents and (ii) any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock or restricted stock units (each as defined below). Shares that are withheld in payment of the exercise price of an option are counted against the number of shares available for issuance under the Amended and Restated 2001 Plan.

Amendment. The Board may amend, suspend or discontinue the Amended and Restated 2001 Plan, except that no such amendment is permitted if it would diminish rights under any outstanding award, unless the award holder consents. In addition, without further shareholder approval, the Amended and Restated 2001 Plan may not be amended to (i) increase the number of shares subject to the Amended and Restated 2001 Plan (as adjusted under the terms of the Amended and Restated 2001 Plan); (ii) increase the individual share limits set forth in the Amended and Restated 2001 Plan and described above; (iii) change the class of persons eligible to receive awards; (iv) reduce the exercise price of options, or cancel outstanding options and in exchange substitute new options with lower exercise prices (except pursuant to a change in the Company’s capital structure or a corporate transaction) and; (v) provide for the grant of options having an exercise price per option share less than the fair market value on the grant date; or (vi) extend the final date upon which awards may be granted under the Amended and Restated 2001 Plan.

Term of Plan. The Amended and Restated 2001 Plan expires on December 31, 2011.

Award Agreements; Vesting and Restrictions. Provisions relating to the vesting and/or other terms and restrictions of options or other awards are set forth in award agreements. No award shall vest sooner than one year from the grant date.

Nonassignability. Awards under the Amended and Restated 2001 Plan generally are not transferable except by will or by the laws of descent and distribution.

Options. The Board generally sets the terms and conditions applicable to options granted under the Amended and Restated 2001 Plan, such as the number of shares of Common Stock issuable upon exercise of the option, the exercise price, the time during which the option is exercisable, and the times at which the option vests and becomes exercisable. These terms are set forth in an individual award agreement. The Amended and Restated 2001 Plan sets forth rules under which an option may be exercised after an Eligible Director ceases to be a director of the Company. Notwithstanding the Board’s authority to set the terms of options, the exercise price of options may not be less than the fair market value of a share of Common Stock on the grant date. For purposes of the Amended and Restated 2001 Plan, the term “fair market value” generally means the closing price of the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The option exercise price may be paid in cash or through a “cashless exercise.” Stock tendered to the Company or deducted from the number of shares that otherwise would be received upon the exercise of an option as payment of the exercise price are not added back to the aggregate number of shares subject to the Amended and Restated 2001 Plan. Options expire and terminate no more than ten years from the date of their grant.

Restricted Stock and Restricted Stock Units. For purposes of the Amended and Restated 2001 Plan, “restricted stock” means an award of shares of Common Stock, the rights of ownership of which may be subject to restrictions prescribed by the Board, and “restricted stock units” means an award similar to restricted stock but that is denominated in units of Common Stock. The Board may grant restricted stock and restricted stock units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service on the Board or any other measure) as the Board determines, which terms, conditions and restrictions shall be set forth in the agreement evidencing the award. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to restricted stock or restricted stock units, or upon a participant’s release from any terms, conditions and restrictions of restricted stock or restricted stock units, (i) the shares of restricted stock become freely transferable and (ii) restricted stock units are paid in cash, shares of Common Stock or a combination of each. Participants holding shares of restricted stock or restricted stock units may, if the Board so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restriction to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, restricted stock or restricted stock units.

Anti-dilution Adjustments. The Amended and Restated 2001 Plan permits appropriate adjustments to be made in the case of a change in the Company’s capital structure or a corporate transaction to the aggregate number of shares of Common Stock available for issuance under the plan, the maximum number of shares issuable pursuant to initial or annual awards, the number of shares covered by an outstanding option, and the exercise price per share of options.

Federal Income Tax Consequences

Stock Options. Stock options granted under the Amended and Restated 2001 Plan are non-qualified options. In general, there are no tax consequences to the optionee or to the Company on the grant of a non-qualified stock option. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a non-qualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss.

Restricted Stock and Restricted Stock Units. The tax consequences to the participant of receiving restricted stock will vary depending on whether the stock is subject to an option to repurchase in favor of the Company or is received outright, and whether the participant makes an election under Section 83(b) of the Code. A participant will not recognize taxable income upon the grant of a restricted stock unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a restricted stock unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

Tax Consequences to the Company. In all cases, the Company will be entitled to take a deduction at the same time as, and in the same amount as, the participant recognizes ordinary income in respect of an award under the Amended and Restated 2001 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

Information about all of the Company’s equity compensation plans at December 31, 2005 is as follows:

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
	(In thousands, except dollar amounts)
Equity Compensation Plans Approved by Shareholders(1)	5,308	$16.92	6,766	(2)
Equity Compensation Plans Not Approved by Shareholders(3)	4,986	$17.00	—

Total	10,294	$16.96	6,766	(2)

(1)	Consists of the following plans: 1991 Stock Incentive Plan, 1996 Stock Option Plan, 1998 Stock Incentive Plan, Non-Employee Directors Stock Option Plan, 2001 Non-Employee Directors Stock Option Plan and 2004 Equity Incentive Plan and Employee Stock Purchase Plan. No shares are available for grant under the 1991 Stock Incentive Plan, 1996 Stock Option Plan, 1998 Stock Incentive Plan or Non-Employee Directors Stock Option Plan at December 31, 2005. The 2001 Non-Employee Directors Stock Option Plan provides for stock option awards only. The 2004 Equity Incentive Plan permits the award of stock options, restricted stock and various other stock-based awards.
(2)	Includes 3.7 million shares reserved for issuance under the Employee Stock Purchase Plan.
(3)	Consists of the following plans: 1995 Employee Stock Incentive Plan and 1992 Promotion, Marketing and Endorsement Stock Incentive Plan. No shares are available for grant under these plans at December 31, 2005.

Equity Compensation Plans Not Approved By Shareholders

The Company has the following equity compensation plans which were not approved by shareholders: the 1995 Employee Stock Incentive Plan (the “1995 Plan”) and the 1992 Promotion, Marketing and Endorsement Stock Incentive Plan (the “Promotion Plan”). No shares are available for grant under the 1995 Plan or the Promotion Plan at December 31, 2005.

1995 Plan. Under the 1995 Plan, the Company granted stock options to non-executive officer employees and consultants of the Company. Although the 1995 Plan permitted stock option grants to be made at less than the fair market value of the Company’s Common Stock on the date of grant, the Company’s practice was to generally grant stock options at exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant.

Promotion Plan. Under the Promotion Plan, the Company granted stock options to golf professionals and other endorsers of the Company’s products. Such grants were generally made at prices that were equal to the fair market value of the Company’s Common Stock on the date of grant.

Amended and Restated 2001 Plan Benefits

Applicable Securities and Exchange Commission disclosure requirements contemplate a tabular disclosure of the benefits or amounts that will be received by or allocated to certain individuals and groups in 2006 if the Amended and Restated 2001 Plan is approved by the Company’s shareholders at this Annual Meeting. The following table is included to comply with such disclosure requirements. The executive officers, employee directors and employees of the Company are not eligible to participate in the Amended and Restated 2001 Plan. Only non-employee directors are eligible to receive awards under the Plan. Because any awards thereunder are within the discretion of the Board to award, the benefits or amounts applicable to any eligible non-employee director is not determinable at this time.

Name and Position	Dollar Value ($)	Number of Units
George Fellows, President and Chief Executive Officer	(1)	(1)
William C. Baker, Former Chairman and Chief Executive Officer	(1)	(1)
Steven C. McCracken, Senior Executive Vice President, Chief Administrative Officer and Secretary	(1)	(1)
Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer	(1)	(1)
Robert A. Penicka, Senior Executive Vice President and Chief Operating Officer	(1)	(1)
Executive group	(1)	(1)
Non-Executive Director Group	(2)	(2)
Non-Executive Officer Group	(1)	(1)

(1)	Executive officers, employee directors and employees of the Company are not eligible to participate in the Amended and Restated 2001 Plan.
(2)	Awards under the Amended and Restated 2001 Plan are within the discretion of the Board and not determinable at this time.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2001 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Deloitte has served as the Company’s independent auditors since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2005 and 2004 are set forth below under “Fees of Independent Registered Public Accounting Firm.” Representatives of Deloitte are expected to attend the Annual Meeting, where they are expected to be available to respond to appropriate questions, and if they desire, to make a statement.

At the Annual Meeting, shareholders will be asked to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Pursuant to the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange, the Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm. Ratification of this appointment is not required to be submitted to shareholders and a shareholder vote on this matter is advisory only. Nonetheless, as a matter of good corporate governance, the Company is seeking ratification of the appointment of Deloitte. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Fees of Independent Registered Public Accounting Firm

Audit Fees. Audit fees include fees for the audit of the Company’s annual financial statements, fees for the review of the Company’s interim financial statements and fees for the attestation of management’s report on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the Commission. The aggregate audit fees billed by Deloitte for 2005 and 2004 were $1,551,000 and $1,588,000, respectively. The audit fees for 2005 and 2004 included fees of $740,000 and $796,000, respectively, related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate audit-related fees billed by Deloitte for 2005 and 2004 were $23,000 and $75,000, respectively. The fees for 2005 were incurred primarily in connection with the audit of the financial statements for the Company’s 401(k) Retirement Investment Plan for the year ended December 31, 2004. The fees for 2004 were incurred primarily in connection with (i) due diligence services in connection with the acquisition of Callaway Golf Interactive, Inc. ((f/k/a) Frog Trader, Inc.) and the audit of the financial statements related to such acquisition and (ii) the audit of the financial statements for the Company’s 401(k) Retirement Investment Plan for the year ended December 31, 2003.

Tax Fees. Tax fees include fees for services performed by the professional staff in the tax department of the independent registered public accounting firm except for those tax services that could be classified as audit or audit-related services. There were no tax fees for 2005. For 2004, the aggregate tax fees billed by Deloitte were $44,000. The fees for 2004 were for domestic and international tax compliance, tax advice, and tax planning services, including the preparation of amended tax returns.

All Other Fees. All other fees include fees for all services except those described above. There were no such fees billed by Deloitte in 2005 or 2004.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C).

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that all audit, audit-related, tax and any other non-audit service to be performed by the Company’s independent registered public accounting firm must be preapproved by the Audit Committee. It is the Company’s policy that all such services be preapproved prior to the commencement of the engagement. The Audit Committee is also required to preapprove the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has also delegated the authority (within specified limits) to the Chair of the Audit Committee to preapprove such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the Chair under such delegation.

The Audit Committee will only approve those services that would not impair the independence of the independent registered public accounting firm and which are consistent with the rules of the Securities and Exchange Commission. The Audit Committee policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation services, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm. Any subsequent requests to have the independent registered public accounting firm perform any additional services must be submitted in writing to the Audit Committee by the Chief Financial Officer and the Chief Administrative Officer, which written request must include an affirmation that the requested services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 28, 2006 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (“named executive officer”) and (iv) all directors of the Company, named executive officers and other executive officers of the Company as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Union Bank of California, N.A., Trustee for the Callaway Golf Company Grantor Stock Trust(2)	5,685,664	7.5%
530 B. Street
San Diego, CA 92101
Goodman & Company, Investment Counsel Ltd.(3)	5,524,013	7.3%
55th Floor, Scotia Plaza
40 King Street West Toronto, Ontario, Canada M5H 4A9
Samuel H. Armacost(4)	31,000	*
William C. Baker(5)	100,901	*
Ronald S. Beard(6)	35,500	*
John C. Cushman, III(7)	31,000	*
George Fellows(8)	170,000	*
Bradley J. Holiday(9)	513,358	*
Yotaro Kobayashi(10)	106,000	*
Steven C. McCracken(11)	746,255	*
Robert A. Penicka(12)	451,956	*
Richard L. Rosenfield(13)	68,100	*
Anthony S. Thornley(14)	21,000	*
All directors, named executive officers and other executive officers as a group (11 persons)(15)	2,275,070	3%

*	Less than one percent
(1)	Except as otherwise indicated, the address for all persons shown on this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. Furthermore, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes shares issuable upon exercise of options if the options may be exercised on or before April 29, 2006, irrespective of the price at which the Company’s Common Stock is trading on the New York Stock Exchange. Consequently, included in the number of shares beneficially owned are shares issuable upon the exercise of options where the exercise price of the options is above the trading price of the Company’s Common Stock on the New York Stock Exchange. The closing price of the Company’s Common Stock on the New York Stock Exchange on February 28, 2006 was $16.49. In addition, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes unvested shares of restricted stock granted under the Company’s equity–based compensation plans. Until vested, these shares are subject to forfeiture and subject to restrictions on transfer. The holder of the unvested shares may vote the shares and is entitled to receive dividends.
(2)

The Callaway Golf Company Grantor Stock Trust (the “GST”) holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and Union Bank of California, N.A., (the “Trustee”) disclaim beneficial ownership of all shares of Common Stock. The Trustee has no discretion in the manner in which the Company’s Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company’s stock option plans and employees who have purchased stock under the Company’s Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company’s Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of April 7, 2006, the following named executive officers and group would have the right to direct the vote of the following approximate share amounts: George Fellows — 265,799, William C. Baker — 0, Steven C. McCracken — 552,646, Bradley J. Holiday — 420,270, Robert A. Penicka — 144,053, Richard C. Helmstetter — 376,548 and John Melican — 144,053 and all current executive officers as a group 1,656,247. If less than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

(3)	This information is based upon a Schedule 13G/A filed by Goodman & Company, Investment Counsel Ltd with the Securities and Exchange Commission on January 23, 2006. This schedule also reported that Goodman & Company, Investment Counsel Ltd has sole voting and dispositive power with respect to all such shares.
(4)	Includes 26,000 shares issuable upon exercise of options held by Mr. Armacost, which are currently exercisable or become exercisable on or before April 29, 2006. Mr. Armacost’s non-option shares are held in a family trust with his wife as a co-trustee.
(5)	Includes 90,000 shares issuable upon exercise of options held by Mr. Baker, which are currently exercisable or become exercisable on or before April 29, 2006. Includes 50 shares held by Mr. Baker’s spouse.
(6)	Includes 32,000 shares issuable upon exercise of options held by Mr. Beard, which are currently exercisable or become exercisable on or before April 29, 2006. Mr. Beard’s spouse has shared voting and investment power for his non-option shares.
(7)	Includes 26,000 shares issuable upon exercise of options held by Mr. Cushman, which are currently exercisable or become exercisable on or before April 29, 2006. All non-option shares are held jointly with his spouse.
(8)	Includes 160,000 shares of restricted stock, which are scheduled to vest on December 31, 2008.
(9)	Includes 500,001 shares issuable upon exercise of options held by Mr. Holiday, which are currently exercisable or become exercisable on or before April 29, 2006. Also includes 10,173 shares of restricted stock, which are scheduled to vest on January 27, 2009.
(10)	Represents 106,000 shares issuable upon exercise of options held by Mr. Kobayashi, which are currently exercisable or become exercisable on or before April 29, 2006.
(11)	Includes 700,001 shares issuable upon exercise of options held by Mr. McCracken, which are currently exercisable or become exercisable on or before April 29, 2006. Includes 26,574 shares held by the McCracken/ Waggener Family Trust for which Mr. McCracken is a trustee with voting and dispositive powers over such shares. Also includes 1,500 shares held by Mr. McCracken’s spouse and 550 shares held for the benefit of Mr. McCracken’s children. Also includes 10,173 shares of restricted stock, which are scheduled to vest on January 27, 2009.
(12)	Includes 430,001 shares issuable upon exercise of options held by Mr. Penicka, which are currently exercisable or become exercisable on or before April 29, 2006. Also includes 10,173 shares of restricted stock, which are scheduled to vest on January 27, 2009.
(13)	Includes 40,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before April 29, 2006. Includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse.
(14)	Includes 20,000 shares issuable upon exercise of options held by Mr. Thornley, which are currently exercisable or become exercisable on or before April 29, 2006.
(15)	Includes 1,970,003 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before April 29, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table*

The following table shows the compensation paid by the Company to: (i) its President and Chief Executive Officer, (ii) its former interim Chairman and Chief Executive Officer, (iii) the other four most highly compensated executive officers of the Company, and (iv) two former executive officers of the Company, as required by the applicable Securities and Exchange Commission disclosure requirements.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(8)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)
George Fellows(1)	2005	$359,615	$343,125	$222,121	$2,388,800	400,000	$1,759
President and Chief Executive Officer	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

William C. Baker(2)	2005	551,462	—	—	—	—	—
Former Chairman and interim Chief Executive Officer	2004	292,307	—	1,433	—	506,000	40,100
	2003	—	—	—	—	6,000	71,500

Steven C. McCracken(3)	2005	550,000	75,141	16,797	—	100,000	23,263
Senior Executive Vice President, Chief Administrator Officer and Secretary	2004 2003	550,000 514,795	— 175,000	14,144 15,586	— —	100,000 100,000	19,363 31,417

Bradley J. Holiday(4)	2005	500,000	68,310	11,453	—	100,000	20,616
Senior Executive Vice President and Chief Financial Officer	2004 2003	500,000 429,589	— 145,000	11,173 14,618	— —	100,000 75,000	20,316 29,246

Robert A. Penicka(5)	2005	500,000	216,996	307,553	—	100,000	17,512
Senior Executive Vice President and Chief Operating Officer	2004 2003	500,000 418,864	— 145,000	9,654 82,047	— —	200,000 75,000	13,920 14,046

Richard C. Helmstetter(6)	2005	600,000	—	113,522	—	100,000	23,789
Former Senior Executive Vice President	2004	600,000	—	106,522	—	100,000	23,489
	2003	600,000	170,000	106,891	—	100,000	34,721

John Melican(7)	2005	348,077	31,002	11,288	—	50,000	13,573
Senior Vice President	2004	311,539	60,000	10,332	—	50,000	13,277
	2003	272,116	35,000	10,061	—	25,000	12,805

*	Prior period amounts have been reclassified to conform to the current presentation.
(1)	Effective August 1, 2005, Mr. Fellows was appointed as President and Chief Executive Officer. Mr. Fellows’ All Other Compensation represents Company paid premiums for group term life insurance. Mr. Fellows’ Restricted Common Stock and stock options were granted in connection with his appointment as President and Chief Executive Officer and as required by the terms of his negotiated employment contract. The terms of Mr. Fellows’ Restricted Common Stock award of 160,000 shares provide that the shares vest in full on December 31, 2008.
(2)

Mr. Baker served as Chairman and interim Chief Executive Officer from August 2, 2004 through August 1, 2005. Mr. Baker’s 2005 Salary includes salary paid for accrued but unused vacation hours in the amount of $77,231. Mr. Baker’s All Other Compensation for 2004 and 2003 represents compensation he earned as a director of the Company for such periods prior to his appointment as interim Chief Executive Officer. Mr. Baker’s stock options for 2004 include a grant for 6,000 shares which were granted to him as a Board member before his appointment as interim Chief Executive Officer. Mr. Baker was also granted a stock option for 500,000 shares in connection with his appointment as interim Chief Executive Officer. As a result of Mr. Baker’s resignation effective August 2, 2005 as interim Chief Executive Officer, 450,000 of the 500,000 shares underlying the stock option were cancelled.

(3)	Mr. McCracken’s All Other Compensation for 2005 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,600, (ii) Company paid premiums for group term life insurance of $7,740 and (iii) Company paid premiums for disability insurance in the amount of $2,923.
(4)	Mr. Holiday’s All Other Compensation for 2005 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,600, (ii) Company paid premiums for group term life insurance of $4,140 and (iii) Company paid premiums for disability insurance in the amount of $3,876.
(5)	Mr. Penicka’s Bonus for 2005 includes a special incentive of $150,000 in connection with his relocation from the Company’s facilities in Chicopee, Massachusetts to the Company’s headquarters in Carlsbad, California. Mr. Penicka’s All Other Compensation for 2005 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,600, (ii) Company paid premiums for group term life insurance of $2,828 and (iii) Company paid premiums for disability insurance in the amount of $2,084.
(6)	In August 2005, Mr. Helmstetter notified the Company that he intended to exercise his right, as stipulated in his employment agreement, to transition his role with the Company to a key consultant reporting directly to the Chief Executive Officer and Mr. Helmstetter was no longer an executive officer at December 31, 2005. Mr. Helmstetter’s All Other Compensation for 2005 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,600, (ii) Company paid premiums for group term life insurance of $7,920 and (iii) Company paid premiums for disability insurance in the amount of $3,269.
(7)	Mr. Melican is a Senior Vice President and during 2005 he served as Global Marketing Officer of the Company. Mr. Melican’s Salary for 2005 and 2004 includes salary paid for accrued but unused vacation hours in the amount of $6,731 and $11,538, respectively. Mr. Melican’s All Other Compensation for 2005 represents (i) payments of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amounts of $12,346 and (ii) Company paid premiums for group term life insurance of $1,227.

(8)	Consistent with the rules of the Securities and Exchange Commission, certain perquisites and other personal benefits are specifically identified in a footnote only if the aggregate amount of such items for a covered year is at least 10% of the total of annual salary and bonus for the named executive officer for such period or $50,000, whichever is less, and are at least 25% of the total of such perquisites and personal benefits reported for the named executive officer. The Other Annual Compensation provided to the named executive officers as reported in the Summary Compensation Table is described in more detail below:

	Year	Tax Reimbursement (1)	Relocation Reimbursements (2)	Personal Travel Expenses (3)	Miscellaneous Fringe Benefits	Financial Planning Reimbursements (4)	Club Membership (4)	Total
George Fellows	2005	$65,042	$153,179	$—	$—	$—	$3,900	$222,121
	2004	—	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

William C. Baker	2005	—	—	—	—	—	—	—
	2004	—	—	1,433	—	—	—	1,433
	2003	—	—	—	—	—	—	—

Steven McCracken	2005	125	—	—	260	8,225	8,187	16,797
	2004	—	—	—	—	5,957	8,187	14,144
	2003	—	—	—	—	7,795	7,791	15,586

Bradley Holiday	2005	—	—	—	—	8,225	3,228	11,453
	2004	—	—	—	—	7,945	3,228	11,173
	2003	—	—	—	—	11,550	3,068	14,618

Robert Penicka	2005	75,226	214,167	—	—	8,225	9,935	307,553
	2004	—	—	—	—	6,325	3,329	9,654
	2003	8,252	54,683	—	—	12,715	6,397	82,047

Richard Helmstetter	2005	—	—	100,000	—	7,000	6,522	113,522
	2004	—	—	100,000	—	—	6,522	106,522
	2003	—	—	100,020	—	—	6,871	106,891

John Melican	2005	310	—	—	646	—	10,332	11,288
	2004	—	—	—	—	—	10,332	10,332
	2003	—	—	—	—	—	10,061	10,061

(1)	The amounts shown for Mr. Penicka and Mr. Fellows include relocation benefits in the form of the reimbursement of payroll taxes as a result of income imputed to them under IRS regulations in connection with the Company’s payment on their behalf of relocation costs.
(2)	For Mr. Fellows, the amount shown is in connection with his relocation to the Company’s facilities in Carlsbad, California as a result of his appointment as President and Chief Executive Officer. For Mr. Penicka, the amounts shown are in connection with his 2003 relocation to the Company’s Top-Flite facilities in Chicopee, Massachusetts, and then subsequently in 2005 to the Company’s facilities in Carlsbad, California.
(3)	For Mr. Helmstetter, the amount shown for 2003, 2004 and 2005 represents reimbursement of personal travel expenses in accordance with the terms of his employment agreement.
(4)	The Company reimburses costs associated with tax and estate planning for executive officers as well as country club dues in accordance with the Company’s country club use policy.

Option Grants in 2005

The following table provides information on option grants made in fiscal year 2005 to the current and former executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date(2)	Grant Date Present Value ($)(3)
George Fellows	400,000	18.6%	$14.93	08/01/2015	$2,196,440
William C. Baker	—	—	—	—	—
Steven C. McCracken	100,000	4.7%	$12.94	01/18/2015	$462,660
Bradley J. Holiday	100,000	4.7%	$12.94	01/18/2015	$462,660
Robert A. Penicka	100,000	4.7%	$12.94	01/18/2015	$462,660
Richard C. Helmstetter	100,000	4.7%	$12.94	01/18/2015	$462,660
John Melican	50,000	2.3%	$12.94	01/18/2015	$231,330

(1)	The terms of these stock options provide that one-third of the shares underlying the stock option would vest on each of the first, second and third anniversaries of the date of grant. The executive officer employment agreements also generally provide for accelerated vesting if the employee is terminated by the Company for convenience or by the employee for substantial cause. In addition, all such options generally vest in full immediately prior to a change in control of the Company.
(2)	The options expire on the date set forth in this column, unless the named executive officer’s employment with the Company is terminated prior to such date. Upon termination of employment, the named executive officer generally has one year from the date of termination to exercise his vested options. In addition, the options may be cancelled and rescinded and proceeds may be forfeited if the named executive officer improperly discloses or misuses confidential information or trade secrets of the Company.
(3)	These options were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions which varied based on the date of grant: (a) expected volatility of 42.2% – 42.5%; (b) risk-free interest rate of 4.20% – 4.34%; (c) dividend yield of 2.0% – 2.1%; and (d) expected term of 3 – 4 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The Company’s employee stock options, however, have characteristics significantly different from those of traded options. For example, employee stock options are generally subject to vesting restrictions and are generally not transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and the expected life of an option. Changes in subjective input assumptions can materially affect the fair value estimates of an option. Furthermore, the estimated fair value of an option does not necessarily represent the value that will ultimately be realized by an employee.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information on options exercised during 2005 by the current and former executive officers named in the Summary Compensation Table and unexercised options held by such persons at December 31, 2005.

	Option Exercises During 2005		Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George Fellows	—	$—	—	400,000	$—	$—
William C. Baker	—	$—	92,000	6,000	$133,350	$—
Steven C. McCracken	—	$—	600,001	199,999	$203,876	$142,999
Bradley J. Holiday	—	$—	408,334	191,666	$122,500	$129,750
Robert A. Penicka	—	$—	342,334	258,332	$150,980	$259,749
Richard C. Helmstetter	—	$—	541,667	199,999	$177,958	$142,999
John Melican	—	$—	108,334	91,666	$51,001	$58,249

(1)	Represents the spread between the aggregate exercise price and assumed aggregate market value using the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2005 ($13.84).

Employment Agreements and Termination of Employment Arrangements

Mr. Fellows. On July 29, 2005, the Company entered into an employment agreement with Mr. Fellows to serve as President and Chief Executive Officer of the Company from August 1, 2005 until December 31, 2008, or until otherwise determined by the Board of Directors in its sole discretion. The agreement requires Mr. Fellows to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Fellows to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Fellows is entitled to receive an annual salary of $850,000. In addition, Mr. Fellows has an opportunity to receive a bonus based upon participation in the officer bonus plan (with the target annual bonus opportunity for Mr. Fellows being equal to 100% of his base salary), all such bonuses currently being at the discretion of the Board of Directors. Mr. Fellows is also entitled to certain other perquisites and benefits, including an opportunity to participate in the long-term compensation programs and benefit plans generally available to senior management, a benefits package to assist with temporary living expenses and relocation to San Diego County, California, paid time off, tax and estate planning services, country club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Fellow’s employment is terminated by the Company without substantial cause or by Mr. Fellows for good reason (including the failure to renew his employment agreement through December 31, 2010), he will be entitled to the immediate vesting of all unvested stock-based long term incentive compensation. In such circumstances, he will also receive a lump sum amount equal to his target annual bonus pro rated for service through the date of his termination as well as special severance (provided he executes a release of claims in favor of the Company) and incentive payments (provided he chooses not to engage in any business that competes with the business of the Company), each equal to 1.0 times his then-current annual salary and annual target bonus. If Mr. Fellow’s employment is terminated by the Company for substantial cause (i.e., a material breach of the employment agreement) or by him without good reason, he will receive compensation accrued and unpaid as of the date of his termination and will not be eligible for severance payments. For Mr. Fellow’s rights upon a change in control, see below “Change in Control Arrangements.”

Mr. McCracken. The Company entered into an employment agreement with Mr. McCracken for a term currently scheduled to continue through March 31, 2007, unless earlier terminated at the discretion of the parties. Mr. McCracken is Senior Executive Vice President, Chief Administrative Officer and Secretary of the Company. The agreement requires Mr. McCracken to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. McCracken to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. McCracken is entitled to receive an annual salary of $550,000, an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors, and an opportunity to participate in the Company’s applicable long-term incentive plan. Mr. McCracken is also entitled to certain other perquisites and benefits, including paid time off, country club membership privileges, tax and estate planning services, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. McCracken’s employment is terminated by the Company without substantial cause or by Mr. McCracken for good reason (including the failure to renew his employment agreement for an additional year), he will be entitled to receive any compensation accrued and unpaid as of the date of termination, payments of his target bonus for the then-current year pro-rated over the portion of the year he was actually employed, and the immediate vesting of all unvested long-term incentive awards. In addition, Mr. McCracken will also be eligible to receive special severance (provided he executes a release of claims in favor of the Company) and incentive payments (provided he chooses not to engage in any business that competes with the business of the Company), each in the amount of 0.75 times his most recent annual salary and annual target bonus, payable over a period of eighteen (18) months. If Mr. McCracken’s employment is terminated by the Company for substantial cause (i.e., a material breach of the employment agreement) or by him without good reason, he will receive compensation accrued and unpaid as of the date of his termination and will not be eligible for severance payments. For Mr. McCracken’s rights upon a change in control, see below “Change in Control Arrangements.”

Mr. Holiday. The Company entered into an employment agreement with Mr. Holiday for a term currently scheduled to continue through March 31, 2007, unless earlier terminated at the discretion of the parties. Mr. Holiday is Senior Executive Vice President, and Chief Financial Officer of the Company. The agreement requires Mr. Holiday to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Holiday to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Holiday is entitled to receive an annual salary of $500,000, an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors, and an opportunity to participate in the Company’s applicable long-term incentive plan. Mr. Holiday is also entitled to certain other perquisites and benefits, including paid time off, country club membership privileges, tax and estate planning and related services, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Holiday’s employment is terminated by the Company without substantial cause or by him for good reason (including the failure to renew his employment agreement for an additional year), he will be entitled to receive any compensation accrued and unpaid as of the date of termination, payments of his target bonus for the then-current year pro-rated over the portion of the year he was actually employed, and the immediate vesting of all unvested long-term incentive compensation. In addition, Mr. Holiday will also be eligible to receive special severance (provided he executes a release of claims in favor of the Company) and incentive payments (provided he chooses not to engage in any business that competes with the business of the Company) each in the amount of 0.75 times his most recent annual salary and annual target bonus, payable over a period of eighteen (18) months. If Mr. Holiday’s employment is terminated by the Company for substantial cause (i.e., a material breach of the employment agreement) or by him without good reason, he will receive compensation accrued and unpaid as of the date of his termination and will not be eligible for severance payments. For Mr. Holiday’s rights upon a change in control, see below “Change in Control Arrangements.”

Mr. Penicka. The Company entered into an employment agreement with Mr. Penicka for a term currently scheduled to continue through March 31, 2007, unless earlier terminated at the discretion of the parties. Mr. Penicka is Senior Executive Vice President and Chief Operations Officer of the Company. The agreement requires Mr. Penicka to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Penicka to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Penicka is entitled to receive an annual salary of $500,000, an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors, and an opportunity to participate in the Company’s applicable long-term incentive plan. Mr. Penicka is also entitled to certain other perquisites and benefits, including paid time off, country club membership privileges, tax and estate planning services, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Penicka’s employment is terminated by the Company without substantial cause or by him for good reason (including the failure to renew his employment agreement for an additional year), he will be entitled to receive any compensation accrued and unpaid as of the date of termination, payments of his target bonus for the then-current year pro-rated over the portion of the year he was actually employed, and the immediate vesting of all long-term incentive compensation. In addition, Mr. Penicka will also be eligible to receive special severance (provided he executes a release of claims in favor of the Company) and incentive payments (provided he chooses not to engage in any business that competes with the business of the Company) each in the amount of 0.75 times his most recent annual salary and annual target bonus, payable over a period of eighteen (18) months. If Mr. Penicka’s employment is terminated by the Company for substantial cause (i.e., a material breach of the employment agreement) or by him without good reason, he will receive compensation accrued and unpaid as of the date of his termination and will not be eligible for severance payments. For Mr. Penicka’s rights upon a change in control, see below “Change in Control Arrangements.”

Change in Control Arrangements

To better assure that they would continue to provide independent leadership consistent with the Company’s best interests in the event of an actual or threatened change in control of the Company, the Company’s employment agreements with its officers, including the named executive officers, provide certain protections in the event of a change in control. A “change in control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company. If within one year following a change in control there is a termination event with respect to Messrs. Fellows, McCracken, Holiday or Penicka, then such affected executive officer shall be deemed to be terminated by the Company without substantial cause and shall be entitled to the payments to which he is entitled for a termination by the Company without substantial cause as described above under “Employment Agreements and Termination of Employment Arrangements, “ except that Messrs. McCracken, Holiday, and Penicka will be entitled to receive special severance and incentive payments each in the amount of 1.495 times their most recent annual salary and annual bonus target, payable in equal installments over a thirty-six (36) month period. Mr. Fellows would be entitled to receive special severance and incentive payments each in the amount of 1.5 times his most recent annual salary and annual bonus target, payable over a thirty-six (36) month period. A “termination event” means the occurrence of any of the following: (i) the termination or material breach of the employment agreement by the Company; (ii) failure by the successor company to assume the employment agreement; (iii) any material diminishment in the position or duties of the executive officer; (iv) any reduction in compensation or benefits; or (v) any requirement that the executive officer relocate his principal residence. Finally, if a change in control occurs six (6) months following Mr. Fellow’s termination as described above under “Employment Agreements and Termination of Employment Agreements” and that change in control is the direct result of discussions that were ongoing at the date of termination, then he will be entitled to receive special severance and incentive payments each in the amount of 1.5 times his most recent annual salary and annual bonus target, payable over a thirty-six (36) month period.

In addition, the terms governing the long-term incentive awards granted to each of the named executive officers generally provide for the immediate vesting of options immediately prior to a change in control (as described above). The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change in control.

Compensation Committee Interlocks and Insider Participation

The Company’s executive officer compensation matters are currently handled by the Compensation and Management Succession Committee. From January 1, 2005 through May 24, 2005, the committee was comprised of the following directors: Messrs. Armacost, Beard, and Thornley. At that time, all of the members of the committee were determined to be independent and there were no compensation committee interlocks. From May 24, 2005 through December 31, 2005, Messrs. Armacost, Beard, Cushman and Thornley served as members of the Compensation and Management Succession Committee. All of the members of the committee were determined to be independent and there were no compensation committee interlocks during that period.

REPORT OF THE COMPENSATION AND

MANAGEMENT SUCCESSION COMMITTEE

This report covers the following topics:

(1)	The role of the Compensation and Management Succession Committee;

(2)	The Company’s guiding principles for executive compensation;

(3)	The components of the Company’s current executive compensation program;

(4)	Compensation of executives other than the chief executive officer in 2005;

(5)	Compensation of the chief executive officer in 2005; and

(6)	Certain other information related to executive compensation.

1.	The Role of the Compensation and Management Succession Committee

The responsibility for fixing the compensation of the Company’s executives has been delegated by the Board of Directors to the Compensation and Management Succession Committee (the “Compensation Committee”). The Compensation Committee consists entirely of independent, non-employee directors. No former employees of the Company serve on the Compensation Committee. The Compensation Committee has retained an independent consultant to assist it in fulfilling its responsibilities. This consultant is engaged by, and reports directly to, the Compensation Committee.

In accord with its written charter, the Compensation Committee has the following specific duties and responsibilities:

•	Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives for management.

•	Oversee the Company’s incentive compensation and equity-based compensation plans, including granting awards under any such plans, and approve, amend or modify the terms of management related compensation or benefit plans that do not require shareholder approval.

•	Review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate his performance in light of those goals and objectives, and set his compensation level based on this evaluation.

•	Set the compensation of other executive officers based upon the recommendation of the chief executive officer.

•	Approve employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements.

•	Review succession plans relating to positions held by executive officers and make recommendations to the Board regarding selections of individuals to fill these positions.

•	Annually evaluate the performance of the Compensation Committee and the adequacy of the Compensation Committee charter.

•	Perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee or as may be assigned from time to time by the Board.

The Compensation Committee sets the Company’s compensation principles that guide the design of compensation plans and programs applicable to management. In discharging its role in the area of compensation, the Compensation Committee periodically benchmarks the ongoing competitiveness of the Company’s executive and other compensation programs. Currently the Compensation Committee compares executive compensation levels with those of a group of 14 companies (the “Compensation Comparison Group”) and with other relevant benchmarks. The Compensation Comparison Group consists of companies that are in the consumer discretionary goods sector and which have similar business characteristics as compared to the Company. At least annually, the Compensation Committee reviews the performance of the Company’s chief executive officer and its other executive officers. In the area of succession planning, the Compensation Committee works with the chief executive officer to consider succession candidates for key positions in senior management, including the chief executive position. In discharging its role in the area of succession planning, the Compensation Committee generally meets with the chief executive officer on a quarterly basis in executive session to discuss management performance and succession issues.

2.	Guiding Principles for Executive Compensation

The Company’s executive compensation programs are designed to attract, retain, motivate and appropriately reward the talented individuals the Company needs to achieve and maintain a leadership position in the businesses where it chooses to compete. They are also intended to align the interests of employees, including top management, with those of long-term shareholders of the Company. The following principles influence and guide the Company’s compensation practices, including those applicable to executives:

Compensation should be related to performance.

The Company has followed a practice of linking compensation, including executive compensation, to individual levels of performance as well as to the performance of the Company as a whole. In particular, the short-term (annual) incentive compensation element is tied directly to both corporate performance and individual performance, and the long-term incentive compensation element is tied to long-term corporate performance. Under the Company’s plans, performance above targeted or benchmarked standards results in increased total compensation, and performance below targeted or benchmarked standards results in decreased total compensation.

Compensation should reflect position and responsibility, and incentive compensation should be a greater part of total compensation for more senior positions.

Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Thus, individuals with greater roles and responsibilities associated with achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation plans focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability. To reward a balanced approach, the Company uses both short-term (annual) incentives and long-term incentives, with participation in the long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence on the Company’s strategic direction and results over time.

Compensation levels should be sufficiently competitive to attract and retain the talent needed.

The Company’s overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. In general, this will mean that total compensation should be at or above the median for the Company’s Compensation Comparison Group and other appropriate benchmarks.

Employees should have the opportunity to own the Company’s stock.

The Company provides all employees with the opportunity to become shareholders and thereby further align their interests with the interests of other shareholders. The Company has a stock purchase plan which enables employees to purchase Company stock at a discount through payroll deductions. Executives and key employees also participate in stock-based compensation plans, which provide additional opportunities to own the Company’s stock.

The tax deductibility of compensation should be maximized where appropriate.

The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation, and the Company believes that all compensation paid in 2005 qualified for deductibility. On occasion in the past some of the Company’s compensation to its chief executive officer or to one of its other named executive officers has not been deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. The Compensation Committee reviews its compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee may approve compensation in the future, as it has in the past, that does not qualify for deductibility where it is appropriate to do so in light of other competing interests and goals or where, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the Company’s compensation plans, or a part of them, fail to qualify.

3.	Components of the Executive Compensation Plan

The Compensation Committee has developed an executive compensation program consisting of three elements: base salary and benefits; short-term (annual) incentives; and long-term incentives. Each element is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation. The portion of total compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility, while, at the same time, making a greater percentage of an executive’s compensation tied to corporate and individual performance, and therefore at risk, as position and responsibility increases.

As discussed in more detail below, 2005 was marked by a transition in the chief executive officer position and other associated changes, and the Company’s compensation practices for 2005 were made in and reflect this environment. Following the appointment of an interim chief executive officer in August 2004, the Company engaged in an extensive search for a new chief executive officer. Upon selecting Mr. Fellows as the best candidate to lead the Company, the Compensation Committee and Mr. Fellows engaged in significant negotiations. These negotiations resulted in Mr. Fellow’s initial compensation consisting of the base salary and benefits, short-term (annual) incentives and long-term incentives discussed below. The Compensation Committee’s independent consultant, which advised the Committee during the negotiations with Mr. Fellows, advised the Committee that the final negotiated compensation arrangement with Mr. Fellows was reasonably based and not excessive in light of the quality of the candidate and the need to recruit a top candidate in an uncertain environment.

Base Salary and Benefits.

Base salaries are set after a review of market data for each executive position. To assess market rates, the Company uses survey data, empirical data based upon testing the marketplace, and information associated with the Compensation Comparison Group. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties, or changes in the competitive marketplace.

In 2005, none of the named executive officers received a base salary increase except Mr. Melican whose base salary was increased from $300,000 to $350,000 upon his appointment as Senior Vice President and Global

Marketing Officer in March of 2005. The base salary of Mr. Fellows as the Company’s new chief executive officer was set in August 2005 as part of his negotiated employment agreement. As discussed above, the Committee’s independent compensation consultant advised the Committee that such base salary was reasonably based and not excessive.

Benefits are also established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The Company’s primary benefits for executives include participation in the Company’s 401(k) savings plan, the Company’s health, dental and vision plans, the executive deferred compensation plan, the employee stock purchase plan, and various insurance plans, including disability and life insurance. The Company also covers the costs of some tax planning services, and consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized golf club memberships. In addition, during 2005, as required by the terms of Mr. Fellow’s negotiated employment agreement, the Company provided Mr. Fellows with temporary living expenses and other relocation assistance, including temporary housing, the use of an automobile and reimbursement of travel expense for Mr. Fellows and his wife between San Diego and their residence in New York.

Short-Term (Annual) Incentives.

The chief executive officer and the other executive officers are eligible to receive annual bonuses based upon corporate and individual performance. All annual bonuses are discretionary, with the Compensation Committee establishing bonuses for the chief executive officer and other executive officers and reviewing the recommendations of the chief executive officer for the other members of the executive team. The general parameters for target bonuses for the chief executive officer and other executive officers were 100% and 60% of base salary, respectively.

At the start of 2005, the Compensation Committee worked with its compensation consultants to develop a short-term incentive plan for 2005 for the Company’s executive officers. The plan provided for the accrual of a bonus pool based upon sales growth and return on sales, subject to the satisfaction of certain minimum performance thresholds before any bonus was paid. The payment of any bonus from the accrued pool was to be at the discretion of the Compensation Committee. In August 2005, a new chief executive officer was appointed and in September 2005, the Company announced the implementation of significant cost reduction and business improvement initiatives that would significantly change the Company’s operations and result in charges to the Company’s financial statements. As a result of the Company’s performance and the operational changes and charges discussed above, the Company did not achieve the minimum threshold criteria for a bonus accrual in accordance with the 2005 short-term incentive plan.

In order to acknowledge their efforts during the Company’s transition, and to motivate employees following the significant changes resulting from such operational initiatives, and because the Company’s performance in 2005 was only marginally below the minimum threshold criteria for the payment of a bonus, the Compensation Committee approved a small bonus for employees, including the executive officers other than the chief executive officer. For the executive officers, the bonus equaled approximately 13% of their respective annual base salaries. (See below for a discussion of the annual incentive for the Chief Executive Officer).

Long-Term Incentives.

Long-term incentives are necessary for retaining executives while motivating them in ways consistent with the interests of long-term holders of the Company’s stock. Historically the Company has used the award of stock options as the best way to achieve these goals. Annual grants have been awarded early in each year based upon position and rank. In recent years, annual grants have been targeted at 125,000 and 100,000 shares for the chief executive officer and the other named executive officers, respectively, although actual amounts may vary depending upon an officer’s individual performance, retention considerations or other special factors. Options are priced at the market value of the stock on the date of grant, vest over time (generally over a three-year period), and expire upon the passage of time (generally ten years) or within a limited period following the termination of employment.

In January 2005, the Compensation Committee continued this practice and authorized a stock option grant of 100,000 shares for each executive officer (excluding the interim chief executive officer then in office). As discussed below, in August 2005, the Company granted Mr. Fellows stock options and restricted stock in connection with his acceptance of the chief executive officer position. The Compensation Committee also continued reviewing with its compensation consultants alternative long-term incentive awards and plans.

Executive Deferred Compensation Plan.

The Company maintains an executive deferred compensation plan that allows certain employees, including the named executive officers, to defer receipt of their base salary and/or short-term (annual) incentive payments into cash accounts that mirror the gains and/or losses of several different investment funds selected by the Company. The Company is not required to make any contributions to the executive deferred compensation plan. The plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan from the general assets of the Company. In 2005, in order to comply with new tax regulations, the Company adopted a new executive deferred compensation plan for contributions made on or after January 1, 2005.

4.	2005 Compensation of Executive Officers Other Than the Chief Executive Officer

Executive compensation in 2005 was tied to corporate and individual performance, and was paid in accordance with the three elements of executive compensation, namely base salary and benefits, short-term (annual) incentives, and long-term incentives. The compensation awarded to the named executive officers other than the chief executive officer in 2005 is set forth under the section “COMPENSATION OF EXECUTIVE OFFICERS — Summary Compensation Table and Option Grants in 2005” in this Proxy Statement, and is further set forth below.

	Compensation			Long Term Incentive
	Salary Earned in 2005(1)	Annual Incentive Earned for 2005(2)	Other(3)		Total
				Value of Stock Options Granted in 2005(4)
Steven C. McCracken	$550,000	75,141	$40,060	$462,660	$1,127,861
Bradley J. Holiday	$500,000	68,310	$32,069	$462,660	$1,063,039
Robert A. Penicka	$500,000	216,996	$325,065	$462,660	$1,504,721
Richard Helmstetter	$600,000	—	$137,311	$462,660	$1,199,971
John Melican	$348,077	31,002	$24,861	$231,330	$635,270

(1)	Mr. Melican’s 2005 salary includes salary paid for accrued but unused vacation hours in the amount of $6,731.
(2)	As discussed above, bonuses were paid for fiscal 2005 in the approximate amount of 13% of the base salary for such executive, excluding Mr. Helmstetter who was no longer serving as an executive officer at the time the bonuses were authorized and paid. Mr. Penicka received an additional special incentive of $150,000 in January 2005 in connection with his relocation from the Company’s facilities in Chicopee, Massachusetts to the Company’s headquarters in Carlsbad, California.
(3)	Other compensation includes the sum of the items included in the Other Annual Compensation and All Other Compensation portions of the Summary Compensation Table set forth earlier in this Proxy Statement. These amounts include reimbursement of relocation expenses, reimbursement of taxes, financial planning expenses, golf club memberships, Company paid premiums on group life insurance and disability insurance and matching contributions under the Company’s 401(k) Retirement Investment Plan. For Mr. Helmstetter, they also include reimbursement of personal travel expenses in accordance with the terms of his employment agreement then in effect, as well as miscellaneous other items.
(4)	The stock option values were calculated based on a NYSE closing stock price of $12.94 as of the effective date of grant using the Black-Scholes option pricing model. See “Black-Scholes Option Pricing Model” at Item 5 below, for an explanation of some of the limitations of this model as well as the assumptions used therein.

These executive officers were also eligible to participate in the Company’s employee benefit plans as described above.

The Compensation Committee reviewed the perquisites and other compensation paid to these named executive officers in 2005 as described above and found these amounts to be reasonably based and not excessive.

5.	Compensation of the Chief Executive Officer

William C. Baker served as the Company’s interim chief executive officer for part of 2005 until the appointment of George Fellows as chief executive officer effective August 1, 2005. The Compensation Committee set Mr. Baker’s compensation in consultation with the Company’s independent consultants after a review of market practices and in light of the interim nature of his appointment. As discussed above, Mr. Fellows’ compensation was set following significant negotiations during the recruitment process. The Compensation Committee’s independent consultants advised the Committee that such compensation was reasonably based and not excessive in light of the quality of the candidate and the need to recruit a top candidate in an uncertain environment with important challenges during a time of transition. The compensation paid to each of Mr. Baker and Mr. Fellows is set forth under the section “COMPENSATION OF EXECUTIVE OFFICERS — Summary Compensation Table and Option Grants in 2005” in this Proxy Statement, and is further set forth below.

	Cash Compensation			Long Term Incentive(4)
	Salary Earned in 2005(1)	Annual Incentive Earned for 2005(2)	Other(3)	Value of Restricted Stocks Granted in 2005	Value of Stock Options Granted in 2005(5)	Total
William C. Baker	$551,462	$—	$—	$—	$—	$551,462
George Fellows	359,615	343,125	223,880	2,388,800	2,196,440	$5,511,860

(1)	Mr. Baker’s 2005 salary includes salary paid for accrued but unused vacation hours in the amount of $77,231. Mr. Fellows’ annualized base salary is $850,000.
(2)	Pursuant to the terms of his employment agreement, Mr. Fellows was guaranteed a bonus for 2005 of no less than 65% of the base salary paid to him in 2005. The actual bonus paid to Mr. Fellows for 2005 exceeded the guaranteed minimum and was based upon the Compensation Committee’s favorable assessment of Mr. Fellow’s performance since joining the Company, including the implementation of the cost reduction and business improvement initiatives announced on September 29, 2005.
(3)	Other compensation includes the sum of the items included in the Other Annual Compensation and All Other Compensation portions of the Summary Compensation Table set forth earlier in this Proxy Statement. For Mr. Fellows, these amounts include reimbursement of certain of his relocation expenses as discussed above and reimbursement of the taxes thereon, as well as Company paid premiums on group life insurance.
(4)	The long-term incentives for Mr. Fellows consist of a restricted stock grant of 160,000 shares and a stock option grant for 400,000 shares. The New York Stock Exchange closing price of the Company’s common stock on the effective date of grant for these awards was $14.93. These long-term incentives represent a front-loaded grant intended to correspond to roughly two years’ worth of grants. The Compensation Committee’s outside consultant advised the Committee that such grants were consistent with competitive benchmarks and were reasonably based and not excessive in light of all the circumstances and negotiations during the hiring process.
(5)	The stock option values were calculated using the Black-Scholes option pricing model. See below at “Black-Scholes Option Pricing Model” for an explanation of some of the limitations of this model as well as the assumptions used therein.

The Compensation Committee reviewed the perquisites and other compensation paid to Mr. Baker and Mr. Fellows in 2005 as described above and found these amounts to be reasonable.

Black-Scholes Option Pricing Model. The stock options granted in 2005 were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions which varied based on the date of grant: (a) expected volatility of 42.2% – 42.5%; (b) risk-free interest rate of 4.20% – 4.34%; (c) dividend yield of 2.0% – 2.1%; and (d) expected term of 3 – 4 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The Company’s employee stock options, however, have characteristics significantly different from those of traded options. For example, employee stock options are generally subject to vesting restrictions and are generally not transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and the expected life of an option. Changes in subjective input assumptions can materially affect the fair value estimates of an option. Furthermore, the estimated fair value of an option does not necessarily represent the value that will ultimately be realized by an employee.

6.	Other Information

Additional information concerning the base salary and benefits, bonus, and stock awards for the Company’s most highly compensated executive officers for 2005 can be found in the tables appearing under the section “COMPENSATION OF EXECUTIVE OFFICERS” in this Proxy Statement.

As noted above, during 2005 the Compensation Committee used a nationally recognized independent compensation consulting firm in setting executive compensation. In the course of its work, the outside consultants reviewed the current compensation of the executive officers and found such compensation to be reasonably based and not excessive. In addition to the matters referenced in this report, the Compensation Committee also worked with its outside consultants during 2005 to (i) develop a process for evaluating executive officer compensation; (ii) develop stock ownership guidelines for directors and executive officers (which became effective January 1, 2006); (iii) develop a new form of executive officer employment agreement; (iv) develop a new long-term incentive program for 2006; (v) develop a new short-term annual incentive program for 2006; and (vi) amend the Company’s employee stock purchase plan to eliminate the look-back provision. In 2006, the Compensation Committee intends to continue its review of executive compensation practices and disclosures in light of best practices and new disclosure requirements.

COMPENSATION AND MANAGEMENT

SUCCESSION COMMITTEE

Samuel H. Armacost, Chair

Ronald S. Beard

John C. Cushman, III

Anthony S. Thornley

The preceding “Report of the Compensation and Management Succession Committee” shall not be deemed soliciting material to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total shareholder return since December 31, 2000 of the Company’s Common Stock, the Standard & Poor’s 500 Index and the Standard & Poor’s 400 Midcap Index. The graph assumes an initial investment of $100 at December 31, 2000 and reinvestment of all dividends.

Total Cumulative Shareholder Return Since December 31, 2000

	2000	2001	2002	2003	2004	2005
Callaway Golf	100.00	102.82	71.14	90.47	72.48	74.31
S&P 500	100.00	86.96	66.64	84.22	91.79	94.54
S&P 400 Midcap	100.00	98.36	83.17	111.47	128.37	142.83

The Callaway Golf Company index is based upon the closing prices of Callaway Golf Company Common Stock on December 31, 2000, 2001, 2002, 2003, 2004 and December 30, 2005 of $18.63, $19.15, $13.25, $16.85, $13.50, and $13.84 respectively.

The preceding performance graph shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2005.

ANNUAL REPORT

A copy of the Company’s 2005 Annual Report, including financial statements, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTN: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.

SHAREHOLDER PROPOSALS

If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2007 annual meeting of shareholders, then in addition to any other applicable requirements, such shareholder must give timely written notice of the matter to the Secretary of the Company. To be timely, written notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting, provided, however, that in the event that the date of the 2007 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Secretary not more than 120 days prior to the 2007 annual meeting and not less than (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2007 annual meeting. Any such notice to the Secretary must include all of the information specified in the Company’s Bylaws.

If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2007 annual meeting of shareholders, then, in addition to the notices required by the immediately preceding paragraph and in addition to other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 29, 2006, provided, however, that if the date of the 2007 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting (i.e., the 2006 Annual Meeting of Shareholders), then such notice must be received by the Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2007 annual meeting.

OTHER MATTERS

Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the proxy will vote all proxies given to them in accordance with the recommendation of the Board of Directors.

Each shareholder is urged to return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, ATTN: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Steven C. McCracken
Secretary

Carlsbad, California

April 21, 2006

Exhibit A

CALLAWAY GOLF COMPANY

Audit Committee Charter

1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. Each member shall serve on the committee at the pleasure of the Board of Directors and may be removed by the Board at any time with or without cause. For purposes hereof, “independent” shall mean a director who has no material relationship to the Company and who otherwise meets the New York Stock Exchange requirements of “independence.”

Each member of the Audit Committee must be financially literate and at least one member of the Audit Committee must have accounting or related financial management expertise. All determinations regarding the independence and other qualifications of a Board member to serve on the Audit Committee shall be made in the Board’s judgment.

2. Purpose. The purpose of the Audit Committee shall be: (i) to assist the Board of Directors in discharging its oversight responsibility relating to (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, (b) the Company’s outside auditors, including their qualifications, performance and independence, (c) the performance of the Company’s internal audit function, and (d) the Company’s compliance with legal and regulatory requirements, and (ii) to prepare the Audit Committee report that is required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

3. Duties and Responsibilities. In furtherance of the purpose of the Audit Committee, the Audit Committee shall have the following specific duties and responsibilities:

(i)	Review and discuss with the outside auditors (a) the scope of the annual audit, the results of the annual audit examination by the auditors, and any problems or difficulties the auditors encountered in the course of their audit work, including management’s responses to any issues and any restrictions on the scope of the outside auditors’ activities or on access to requested information, and any significant disagreements with management, and (b) any reports of the outside auditors with respect to interim periods.

(ii)	Meet to review and discuss with management and the outside auditors the annual audited and quarterly financial statements of the Company, including (a) an analysis prepared by management or the outside auditors setting forth any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods on the financial statements, (b) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements, (c) the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the Securities and Exchange Commission, including accounting policies that may be regarded as critical, and (d) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations. The Audit Committee shall receive reports from the outside auditor as required by rules of the Securities and Exchange Commission.

(iii)	Review and discuss the Company’s corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(iv)	In its capacity as a committee of the Board, be directly responsible, and have the sole authority, for all matters relating to the Company’s outside auditors, including the appointment, compensation, evaluation, retention and termination of the Company’s outside auditors and including resolution of disagreements between Management and the Company’s outside auditors regarding financial reporting matters. In this regard, the outside auditors shall report directly to the Audit Committee.

(v)	Approve in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditor, and establish policies and procedures for the preapproval of audit and permissible non-audit services to be provided by the outside auditor. The Audit Committee shall approve the fees and the other terms of each such engagement. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant such preapprovals.

(vi)	Recommend to the Board based on the review and discussion described in paragraphs (i), (ii) and (v) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(vii)	Consider, at least annually, the independence of the outside auditors, including whether the outside auditors performance of permissible nonaudit services is compatible with the auditors’ independence, and obtain and review a report by the outside auditors describing any relationships between the outside auditors and the Company or any other relationships that may adversely affect the independence of the auditors. The Audit Committee shall have the sole authority to approve any significant nonaudit relationship with the outside auditors. The Audit Committee shall outside auditor.

(viii)	At least annually, obtain and review a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues.

(ix)	Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program. The Audit Committee shall also review and discuss the adequacy and effectiveness of the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management. The Company’s principal internal auditor shall functionally report directly to the Audit Committee.

(x)	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(xi)	Review material pending legal proceedings involving the Company and other material contingent liabilities.

(xii)	Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xiii)	Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct policies, including review of related party transactions and other conflict of interest issues.

(xiv)	Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xv)	Evaluate annually the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

(xvi)	Perform such other duties and responsibilities as are consistent with the purpose of the Audit Committee or as may be assigned from time to time by the Board.

4. Outside Advisors. The Audit Committee shall have the authority to retain at the expense of the Company such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

5. Meetings. The Audit Committee shall meet or otherwise take action as often as may be deemed necessary or appropriate in its judgment (but in any event at least four times per year), either in person, telephonically or by written consent. The Audit Committee shall periodically (but no less than annually) meet separately in executive sessions with each of management, the principal internal auditor of the Company and the outside auditors. The Audit Committee shall report regularly to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum. Every act done or decision made by a majority of the members of the Audit Committee present at a duly held meeting at which a quorum is present shall be regarded as the act of the Audit Committee, subject to the provisions of the Company’s Certificate of Incorporation or Bylaws and subject to applicable laws or regulations.

EXHIBIT B

CALLAWAY GOLF COMPANY

2001 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JUNE 6, 2006

ARTICLE I

GENERAL

1. Adoption. This Callaway Golf Company Non-Employee Directors Stock Incentive Plan (the “Plan”), which was previously called the Callaway Golf Company Non-Employee Directors Stock Option Plan, was adopted by Callaway Golf Company (the “Company”) and approved by its shareholders, effective January 1, 2001. The Company hereby amends and restates the Plan in its entirety, effective June 6, 2006 subject to approval by the Company’s shareholders.

2. Purpose. The Plan is designed to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain highly qualified independent directors.

3. Administration. The Plan shall be administered by the Company’s Board of Directors (the “Board”) or a committee designated by the Board, which shall, subject to limitations contained in the Plan, have the authority to determine whether grants will be comprised of options or other awards or a combination, the number of shares covered by such options or other awards, and the exercise price of options. The Board shall have sole authority to construe the Plan, to determine all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any option or other award granted under the Plan shall be final.

4. Eligible Directors. Each person who is a duly elected or appointed member of the Board, but is not then otherwise an employee of the Company or any of its subsidiaries or affiliates and has not been an employee of the Company or any of its subsidiaries or affiliates since the beginning of the Company’s preceding fiscal year shall be eligible to receive grants of options or other awards under this Plan (an “Eligible Director”).

5. Annual and One-Time Grants. Each Eligible Director shall receive a one-time grant of options and/or other awards upon first being appointed to serve on the Board. The grant date for one-time grants shall be the date upon which such appointment is effective. In addition, each Eligible Director shall receive an annual grant of options and/or other awards for each fiscal year in which they are elected to serve on the Board, provided that any director who is first appointed to the Board within three months prior to the Company’s annual meeting of shareholders shall not be eligible to receive an annual grant upon election at such annual meeting but would be eligible upon election at the following annual meeting of shareholders. The grant date for annual grants shall be the date on which the annual meeting of the Company’s shareholders takes place.

6. Common Stock Subject to the Plan; Grant Limit. The shares that may be made subject to awards hereunder shall be authorized and unissued shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). The aggregate number of shares that may be issued upon exercise of options and the grant or vesting of other awards under the Plan shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Article IV. (For avoidance of doubt, the aggregate number of shares available under the Plan is not reset as a result of this Amendment and Restatement, and the Plan continues to draw from the 500,000 shares originally authorized as of January 1, 2001.) The maximum number of shares that may be made subject to any one-time grant to an individual Eligible Director is 20,000 shares. The maximum number of shares (not including a one-time grant) that may be made subject to any annual grant to an individual Eligible Director is 10,000 shares.

7. Share Usage. Shares of Common Stock covered by an option or other award shall not be counted as used unless and until they are actually issued and delivered to an Eligible Director. If an option or other award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to an Eligible Director and are thereafter reacquired by the Company, the shares subject to such options or other awards and the reacquired shares shall again be available for issuance under the Plan. The following items shall not be counted against the total number of shares available for issuance under the Plan: (i) the payment in cash of dividends or dividend equivalents and (ii) any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock or Restricted Stock Units (each as defined below). Shares that are withheld in payment of the exercise price of an option shall be counted against the number of shares available for issuance under the Plan.

8. Amendment of the Plan. The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option or other award theretofore granted under the Plan without the consent of the person to whom such option or other award was granted. In addition, without further shareholder approval, the Plan may not be amended so as to (i) increase the number of shares subject to the Plan (as adjusted under Article IV); (ii) increase the individual share limits set forth in Article I, Section 5; (iii) change the class of persons eligible to receive options or other awards under the Plan; (iv) (except pursuant to an adjustment under Article IV), reduce the exercise price of options or cancel outstanding options and in exchange substitute new options with lower exercise prices and ; (v) provide for the grant of options having an exercise price per option share less than the fair market value on the grant date; or (vi) extend the final date upon which options or other awards may be granted under the Plan.

9. Term of Plan. Options and other awards may be granted under the Plan until December 31, 2011, whereupon the Plan will terminate. Notwithstanding the foregoing, each option or other award granted under the Plan shall remain in effect until such option or other award has been exercised or terminated, as applicable, in accordance with its terms and the terms of the Plan.

10. Award Agreements; Vesting and Restrictions. Provisions relating to the vesting and/or other terms and restrictions of options or other awards shall be set forth in award agreements, provided that no option or other award shall vest sooner than one year from the grant date. All options and other awards shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such options or other awards upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or award or the issuance or purchase of shares in connection therewith, such option or award may not be exercised or transferred in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11. Nonassignability. No option or Restricted Stock Unit (as defined below) granted under the Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended). During the lifetime of the optionee, the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein. Restricted Stock (as defined below) shall be subject to the restrictions on transferability described in Article III.

12. Definition of “Fair Market Value.” For purposes of the Plan, the term “fair market value,” when used in reference to the value of a share of the Company’s Common Stock, means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The applicable trading day for determining Fair Market Value in connection with the grant of awards shall be the date of grant. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

13. Rights as a Shareholder. An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price. A grantee of Restricted Stock shall have only those shareholder rights as the Company, in its sole discretion, expressly grants pursuant to its authority under Section 3 of Article III to determine all terms and conditions of Restricted Stock. A grantee of Restricted Stock Units shall have no rights as a shareholder unless and until the time that the restrictions are removed and the grantee receives in exchange therefor unrestricted shares of the Company’s Common Stock (if any).

14. Purchase for Investment. Unless the shares of Common Stock to be issued upon exercise of an option or upon the granting or vesting of another award under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any such shares unless the grantee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of Common Stock issued to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

15. No Fractional Shares. Only whole shares of Common Stock will be issued pursuant to the grant, vesting, or exercise of awards, or pursuant to dividend accrual on awards. In the event of any adjustment in the number of shares covered by any option or other award pursuant to Article IV, each such option or other award shall cover only the number of full shares resulting from such adjustment.

16. No Individual Rights. No provision of the Plan or any option or other award granted under the Plan shall confer or be deemed to confer on any Eligible Director any right to serve or continue to serve on the Company’s Board.

17. Governing Law. The Plan and any award agreement hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

ARTICLE II

STOCK OPTIONS

1. Grants of Options. The Board, in its sole discretion, shall determine whether and how many options shall be granted to an Eligible Director, subject to the limits set forth in Article I, Section 5. Options so granted shall have the exercise price, vesting schedule and term, and shall be subject to such other terms and conditions, as are set forth in an individual option agreement described in Section 4 below.

2. Exercise Price. Notwithstanding any other provision of Article II, the exercise price per share of options shall not be less than the fair market value of a share of Common Stock on the grant date.

3. Payment of Exercise Price. The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the Board may deem acceptable, including, without limitation, Common Stock (delivered by or on behalf of the person exercising the option or retained by the Company from the Common Stock otherwise issuable upon exercise), provided, however, that the Board may, in the exercise of its discretion, allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise. Upon proper exercise, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of Common Stock to which the option pertains. For avoidance of doubt, shares of Common Stock tendered to the Company or deducted or withheld from the number of shares that otherwise would be received upon the exercise of an option as payment of the exercise price shall not be added back to the aggregate number of shares subject to the Plan.

4. Option Agreements. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom such option is granted and stating the number of shares of Common Stock issuable upon exercise of the option, the exercise price, the time during which the option is exercisable, and the times at which the option vests and becomes exercisable. Such option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement. Each option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

5. Term of Options and Effect of Termination. Notwithstanding any other provision of the Plan, no options shall be exercisable after the expiration of ten years from the date of their grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the holder of any option granted under this Plan shall cease to be a director of the Company for any reason, all options granted under this Plan to such holder shall be exercisable, to the extent already exercisable at the date such holder ceases to be a director, for a period of one year after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

ARTICLE III

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

1. Grant of Restricted Stock and Stock Units. The Board may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service on the Board or any other measure) as the Board shall determine in its sole discretion, and which terms, conditions and restrictions shall be set forth in the agreement evidencing the award. For purposes of this Plan, “Restricted Stock” means an award of shares of Common Stock, the rights of ownership of which may be subject to restrictions prescribed by the Board, and “Restricted Stock Units” means an award similar to restricted stock but that is denominated in units of Common Stock.

2. Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a grantee’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Board, (i) the shares of Restricted Stock shall become freely transferable by the Participant and (ii) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Board shall determine in its sole discretion. Any fractional shares subject to such awards shall be paid in cash.

3. Dividends and Distributions. Grantees holding shares of Restricted Stock or Restricted Stock Units may, if the Board so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restriction to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

1. Anti-dilution Adjustments. The aggregate number of shares of Common Stock available for issuance upon exercise of options or the grant or vesting of other awards under the Plan, the number of shares for which each option (issued and unissued) can be exercised, the exercise price per share of options (issued and unissued), and the number of shares of Restricted Stock or Restricted Stock Units constituting an award shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

2. Corporate Transactions. If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. The Company shall have the discretion, exercisable at any time before a merger or consolidation, to take such action in respect of awards other than options as it determines to be necessary or advisable. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on awards so as to provide for earlier or later lifting of restrictions thereon.

3. Change in Control. A dissolution or liquidation or change in control of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, change in control, merger or consolidation will cause outstanding options to terminate, each optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation or upon such change in control to exercise his or her option or options in whole or in part without regard to any vesting requirements. In the event of a change in control, except as otherwise provided in the agreement evidencing the award, the vesting of shares subject to Restricted Stock or of Restricted Stock Units shall accelerate, and the forfeiture provisions to which such shares or units are subject shall lapse, if and to the same extent that the vesting of outstanding options accelerates in connection with the change in control. If unvested options are to be assumed or substituted by a successor company without acceleration upon the occurrence of a change in control, the terms and conditions of Restricted Stock or Restricted Stock Units shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards, and the number of shares subject to such assumed or substituted awards shall be adjusted in the same manner as provided for options.

For purposes hereof, a “change in control” means the following and shall be deemed to occur if any of the following events occurs:

(a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner

(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

(i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

4. Determination by the Board. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The grant of an option or other award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

Callaway Golf Company
2006 Annual Meeting of Shareholders
Tuesday, June 6, 2006
10:00 am PDT
N
W
E
S
5
El Camino Real
La Costa Resort & Spa
Costa Del Mar Rd.
Batiquitos Lagoon
La Costa Ave.
La Costa Ave.
La Costa Ave.
El Camino Real
From Interstate 5:
Exit La Costa Avenue - Go East
Turn left onto El Camino Real
Turn right onto Costa Del Mar Road
La Costa Resort & Spa
2100 Costa Del Mar Road
Carlsbad, CA 92009
760/438-9111
5

APPENDIX A

Please mark here for Address Change or Comments ☐
SEE REVERSE SIDE

THIS PROXY/ VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2 AND 3.	I PLAN TO ATTEND THE MEETING ☐

1.	ELECTION OF DIRECTORS: 01 George Fellows 02 Samuel H. Armacost 03 Ronald S. Beard 04 John C. Cushman, III 05 Yotaro Kobayashi 06 Richard L. Rosenfield 07 Anthony S. Thornley

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	Choose MLinkTM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2. Approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 6, 2006 and the Proxy Statement furnished with this card.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy revokes all proxies previously given.

— FOLD AND DETACH HERE —

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 pm Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/ely		1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If the proxy is voted by Internet or by telephone, you do NOT need to mail back your proxy card.

The Annual Report and Proxy Statement can be viewed on the Internet at www.callawaygolf.com/2006annualmeeting

CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. McCRACKEN and BRADLEY J. HOLIDAY, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, on June 6, 2006, at 10:00 A.M. (PDT), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

THIS PROXY/ VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/ VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY THE 401(K) RETIREMENT INVESTMENT PLAN SPONSORED BY CALLAWAY GOLF COMPANY, THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN AND IF YOU DO NOT SIGN AND RETURN THIS CARD, SUCH SHARES WILL BE VOTED BY THE TRUSTEE “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER JUNE 1, 2006 WILL BE COUNTED.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

— FOLD AND DETACH HERE —

APPENDIX B

April 21, 2006

TO:	PARTICIPANTS IN THE CALLAWAY GOLF COMPANY EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

The Company has issued shares of Callaway Golf Company Common Stock to a Grantor Stock Trust to fund benefits under, among other things, the above referenced stock plans. The Grantor Stock Trust will be entitled to vote 5,685,664 shares at the 2006 Annual Meeting of Shareholders. As a participant this past year in one or more of the stock plans, you have certain rights to direct the voting of these shares. Your voting rights are based upon the number of unexercised options you hold under the stock option plans and/or shares you purchased during the last twelve months under the Employee Stock Purchase Plan.

To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Union Bank of California, N.A., how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON JUNE 6, 2006 IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE, HOWEVER, CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER JUNE 1, 2006 WILL BE COUNTED.

Your Board of Directors recommends a vote “FOR” each of the nominees for director set forth on the green Voting Instruction Card. Information concerning these nominees is set forth in the enclosed Proxy Statement.

Your Board of Directors also recommends a vote “FOR” approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan and “FOR” ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if as of April 7, 2006 you owned any shares of the Company’s Common Stock, either directly or indirectly through the Company’s 401(k) Plan, you will receive a separate mailing containing a white Proxy Card/Voting Instruction Card for these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(K) PLAN PARTICIPANT IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE PROXY CARD/ VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE MATERIALS.

As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company’s Legal Department where they will be reused or recycled.

If you need further assistance, please contact Barb West at (760) 931-1771. Thank you for your cooperation.

Sincerely,

/s/ George Fellows
George Fellows
President and Chief Executive Officer

APPENDIX C

CALLAWAY GOLF COMPANY

Stock Plan Participant Voting Instruction Card

TO:	Union Bank of California, N.A.,
Trustee of the Callaway Golf Company Grantor Stock Trust

With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on June 6, 2006, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or Employee Stock Purchase Plan hereby directs Union Bank of California, N.A., as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED STOCK PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS INSTRUCTED BELOW. IF NO INSTRUCTIONS ARE INDICATED, SUCH VOTES WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:	George Fellows, Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley

☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees listed

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

(Continued and to be signed on other side)

2.	Approval of the Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 6, 2006, and the Proxy Statement furnished herewith.

Signature

Please sign exactly as name appears hereon.

Date , 2006

PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER JUNE 1, 2006 WILL BE COUNTED.